SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐ Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

EXPLANATORY NOTE

Ranger Governance, Ltd., a Texas limited partnership ("Ranger") is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on June 22, 2001, in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Site content of http://www.samwyly.com	Item 1

Site content of http://www.rangercap.com	Item 2

Content of Wall Street Journal advertisement	Item 3

Content of Items 1 - 3

The identities of the participants in the Solicitation and a description of their interests in the Solicitation was filed by Ranger on a separate Schedule 14A with the Securities and Exchange Commission on June 21, 2001.

IMPORTANT INFORMATION

Ranger plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER ADVISES SECURITY HOLDERS TO READ RANGER'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents, including the soliciting material that identifies the participants in Ranger's solicitation and describes their interests. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, calling Morrow & Co., Inc. at (212) 754-8000 or visiting Ranger's web site at www.rangergov.com.

RANGER GOVERNANCE

Ranger Governance Limited

- Press Release
- Fact Sheet: The Ranger Governance Plan For Computer Associates
- Fact Sheet: Chronic Underperformance and Inept Management at Computer Associates
- Fact Sheet: Negative Public Statements About Computer Associates
- Fact Sheet: Key Financial Facts
- Fact Sheet: Sam Wyly's Record of Achievement
- Key Findings of Computer Associates Customer Survey (Microsoft Power Point- 445k)
- Recent News Articles About Computer Associates
- The Ranger Governance Slate of Nominees

Press Release

RANGER GOVERNANCE, LTD. ANNOUNCES PROXY SOLICITATION TO REPLACE COMPUTER ASSOCIATES BOARD OF DIRECTORS

- **Cites Computer Associates' Lackluster Performance, Accounting Gimmicks and Persistent Abuse of Customers and Employees**
- **Releases Findings of Survey Showing 46% of Customers Would Drop Company's Services, If They Could**
- **Proposes Slate of Highly-Qualified, Independent Directors to Restore Integrity to Company's Operations and Accelerate Growth**
- **Seeks to Replace CA's Culture of Fear and Intimidation with Culture of Continuous Product Innovation and Superior Customer Service**
- **Calls for Overhaul of Corporate Governance Policies To Ensure Proper Board Oversight and Full Accountability to Shareholders**

Dallas, Texas, June 21, 2001 - Ranger Governance, Ltd., a Dallas-based investment company created by entrepreneurs Sam Wyly and Charles Wyly, announced today that it has initiated a proxy solicitation of the stockholders of Computer Associates International, Inc. **(NYSE: CA).**

In addition to nominating a slate of replacements for the current Computer Associates Board of Directors, Ranger Governance proposed a comprehensive restructuring plan to maximize shareholder value, position Computer Associates for future growth, and dramatically improve the Company's relations with customers, employees and investors.

Computer Associates acquired two companies started by Ranger Governance manager Sam Wyly during his career - University Computing Company in 1987 and Sterling Software in 2000. Many Computer Associates software products were created and originally introduced to the marketplace by these companies.

Sam Wyly said, "By any performance measure - stock price, financial growth or customer satisfaction - Computer Associates has clearly under-performed against its peer companies. With a pervasive culture of fear and intimidation, the Company has abused and alienated customers, employees and shareholders alike. At the same time, management's use of accounting gimmicks and its excessive compensation for lackluster performance have strained its credibility with the financial community.

"Simply stated, Computer Associates has unnecessarily conceded key advantages to its competitors and let the best software market in history pass it by," said Mr. Wyly. "Computer Associates could be a great company, but only with an independent new Board and management team. Our proposals will enable the Company to realize the full potential of its winning products, people and customers, and achieve substantial new growth and success."

Survey Finds Extreme Dissatisfaction Among Customers

Mr. Wyly pointed to key findings of a recent, professional survey that showed 46% of Computer

Associates' customers would get out of their commitment with the Company if they could. The study, conducted by Penn, Schoen & Berland Associates, Inc., found that customers have little trust or confidence in the Company's current senior management with only a third considering them to be "honest." The in-depth survey was conducted by interviewing a randomly selected sample of senior decision-makers at Fortune 1000 companies.

"There can be no question that this is a company in crisis, when nearly half its customers want out, and most don't trust the honesty or integrity of senior management," Mr. Wyly said.

A New, Independent Board of Proven Executives

Ranger Governance proposed an eight-person slate of highly-qualified executives with decades of management and investment experience with growing software, computer, technology and communications companies and corporate governance issues.

The nominees are:

- Bob Cook - founder of VM Software, founder of Systems Center, Director of Sterling Commerce, and software venture capitalist;
- Mark Cuban - founder and former CEO of two software companies, Broadcast.com and MicroSolutions, and owner of the Dallas Mavericks basketball team;
- Dixon Doll - founder and manager of venture capital firm DCM and strategy consulting firm DMW Group;
- Dr. Wendy Lee Gramm - Distinguished Senior Fellow at George Mason University, director of Enron, and former Chairman, U.S. Commodity Futures Trading Commission;
- Stephen Perkins - co-founder of Sterling Commerce, with 31 years experience in the development and marketing of commercial software products;
- Cece Smith - former Chairman, Federal Reserve Bank of Dallas and co-founder and managing partner, Phillips-Smith-Machens Venture Partners;
- Elizabeth Vanstory - former President of iMotors.com and Vice President of OfficeDepot.com;
- Sam Wyly - manager of Ranger Capital and founder of University Computing Company, Sterling Software, Sterling Commerce and other companies.

Sam Wyly has agreed to serve as Chairman of the Board if selected by this slate of nominees following Computer Associates' 2001 Annual Meeting on August 29.

A Comprehensive Plan to Restore Credibility and Build Shareholder Value

Ranger Governance said it would reverse Computer Associates' chronic underperformance and aggressively drive innovation and new product development through its broad-based restructuring plan. Elements of the plan include:

- Increase the value of the Company by reorganizing it into four independent business groups:

  -Storage Management;
  -Security Management;
  -Systems Management; and
  -Knowledge Management

This structure will enhance its ability to effectively compete, innovate, and provide standard-setting customer service and support. Once established, the Board would determine whether these separate business segments could be spun off or divested to create additional shareholder value.

- Recruit or promote from within, as many as four world-class CEOs and senior management teams to run the four business groups into which Ranger Governance intends to allocate Computer Associates' 800 products. The four CEOs would not serve on the Board, ensuring the Board's ability to provide independent oversight. Computer Associates' incumbent Board currently includes three top Company executives - Charles Wang, Sanjay Kumar and Russell Artzt.

- Implement a program of continuous product innovation, while actively exploring opportunities to expand Computer Associates' current mix of products and services through cost-effective strategic acquisitions and investments in research and development.

- Revise corporate governance to produce impeccable business ethics and restore credibility by focusing board review and action through four committees:

  -Audit and Governance;
  -Human Resources and Compensation;
  -Product Development and Acquisition; and
  -Strategy and Organization

Each committee will be supported by independent resources to assist it in carrying out its duties.

- Build a corporate culture that is customer-focused and treats valued employees with the respect that their hard work and achievement deserve.

Computer Associates' Chronic Underperformance and Inept Management

Ranger Governance said it was taking these actions because it believes the present Computer Associates Board and management team have failed to serve the interest of shareholders. Specifically, Computer Associates has:

- Underperformed versus peer companies, generating a negative 11% return over the last five years;

- Damaged trust by using accounting manipulations to mask poor performance;

- Awarded egregious compensation packages, including more than $1 billion of Company stock to Computer Associates executives Wang, Kumar and Artzt during a five year period in which shareholders lost value;

- Weakened balance sheet through excessive debt and poor working capital management; and

- Abused employees and customers - as well-documented in media reports - to produce an atmosphere of fear and intimidation within the Company and a growing number of end users searching for alternatives.

"The respected and proven team we have assembled will design and implement a cohesive plan to enhance shareholder value, build credibility with current and potential customers and fully realize Computer Associates' significant potential as a leading global provider of software solutions," Wyly added.

About Ranger Governance, Ltd. Ranger Governance is an affiliate of Ranger Capital Group, a multi-manager investment fund based in Dallas, Texas. More information about Ranger Governance is available at **www.rangergov.com**.

Contact:
Michael Gross, Eric Andrus
212.484.7634

IMPORTANT INFORMATION

Ranger Governance plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger Governance's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER GOVERNANCE ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger Governance at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow and Company at 212-754-8000, or at www.rangergov.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Assoicates' shareholders is available in the Soliciting Materials on Schedule 14A filed by Ranger Governance with the SEC as of the date of this press release.

THE RANGER PLAN FOR COMPUTER ASSOCIATES
Serving Customers, Innovating, Creating Value

Objectives

Ranger Governance is uniquely qualified to build on Computer Associates' winning products, people and customers to re-establish the Company as the leading global provider of software solutions. Our objectives are to:

- Restore the Company's credibility with investors, customers and employees;
- Accelerate growth and build shareholder value;
- Create four decentralized business groups that will allow Computer Associates flexibility to innovate across key business areas;
- Provide industry-leading support to existing and new products and services;
- Foster superior customer service and relationships; and
- Create an entrepreneurial work environment based upon empowering employees.

New Corporate Leadership

Ranger Governance has the only plan to truly address past difficulties and position the company for future growth:

- **We will replace the current "rubber stamp" Board with an independent, experienced, results-oriented board.** Ranger Governance's proposed slate of independent Directors is made up of proven leaders who will restore operational credibility and end chronic financial underperformance. The eight highly qualified executives have decades of management and investment experience with growing software, computer, technology and communications companies and corporate governance issues.

  The nominees are:

  - **Bob Cook** - founder of VM Software, founder of Systems Center, Director of Sterling Commerce, and software venture capitalist;

  - **Mark Cuban** - founder and former CEO of two software companies, Broadcast.com and MicroSolutions, and owner of the Dallas Mavericks basketball team;

  - **Dixon Doll** - founder and manager of venture capital firm DCM and strategy consulting firm DMW Group; - Dr. Wendy Lee Gramm - Distinguished Senior Fellow at George Mason University, director of Enron, and former Chairman, U.S. Commodity Futures Trading Commission;

  - **Stephen Perkins** - co-founder of Sterling Commerce, with 31 years experience in

the development and marketing of commercial software products;

- **Cece Smith** - former Chairman, Federal Reserve Bank of Dallas and co-founder and managing partner, Phillips-Smith-Machens Venture Partners;

- **Elizabeth VanStory** - former President of iMotors.com and Vice President of OfficeDepot.com;

- **Sam Wyly** - manager of Ranger Capital and founder of University Computing Company, Sterling Software, Sterling Commerce and other companies.

- Sam Wyly has agreed to serve as Chairman of the Board if selected by this slate of nominees following Computer Associates' 2001 Annual Meeting on August 29. He is a proven winner who knows how to get things done, with a strong foundation in the software industry. Wyly founded and managed three highly successful software companies: University Computing Company, Sterling Software and Sterling Commerce. For the five-year period through March 2000, when Sterling Software was sold, it produced a total return to shareholders of 418%.

The new Board of Directors will implement a comprehensive plan to restore credibility and build shareholder value. It will:

- **Increase the value of the Company by reorganizing it into four independent business groups:**

  - Storage Management;
  - Security Management;
  - Systems Management; and
  - Knowledge Management.

  This structure will enhance its ability to effectively compete, innovate, and provide standard-setting customer service and support. Once established, the Board would determine whether these separate business segments could be spun off or divested to create additional shareholder value.

- **Recruit, or promote from within, as many as four world-class CEO's and senior management teams to run the four business groups into which Ranger Governance intends to allocate Computer Associates' 800 products.** The four CEOs would not serve on the Board, ensuring the Board's ability to provide independent oversight. Computer Associates' incumbent Board currently includes three top Company executives - Charles Wang, Sanjay Kumar and Russell Artzt.

- **Implement a program of continuous product innovation**, while actively exploring opportunities to expand Computer Associates' current mix of products and services through cost-effective strategic acquisitions.

- **Revise corporate governance to produce impeccable business ethics and restore credibility** by focusing board review and action through four committees:

  - Audit and Governance;
  - Human Resources and Compensation;
  - Product Development and Acquisition; and
  - Strategy and Organization.

Each committee will be supported by independent resources to assist it in carrying out its duties.

- Build a corporate culture that is customer-focused and treats valued employees with the respect that their hard work and achievement deserve.

IMPORTANT INFORMATION

Ranger Governance plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger Governance's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER GOVERNANCE ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger Governance at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow and Company at 212-754-8000, or at www.rangergov.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders is available in the Soliciting Materials on Schedule 14A filed by Ranger Governance with the SEC on this date.

HOME

CHRONIC UNDERPERFORMANCE AND INEPT MANAGEMENT AT CA

Why The Current Board of Directors Must Go It is time to change the Board and management at Computer Associates. They have provided negative returns to shareholders while weakening their balance sheet, and used accounting gimmicks to mask poor results. They have abused customers and employees. And they have created a system of corporate governance that benefits incumbent management and reduces the Board of Directors to a rubber stamp.

The inept management of Computer Associates is illustrated by the following poor financial results:

- The company's five year total return has been a negative 11%, versus 171% for the S&P software index and 102% for the S&P 500.
- Since March 31, 1995, the company's total indebtedness has risen from $293 million to $4.46 billion with debt as a percentage of equity increasing from 19% to 77%.
- And net working capital has decreased more than $500 million, or 64% in the last 12 months to $357 million.

Management's use of accounting gimmicks to mask poor results, and its excessive compensation for lackluster performance have strained the Company's credibility with the financial community.

- Management's accounting manipulations are described in an April 29, 2001 New York Times article. Interviews with over three dozen former company sales and accounting professionals and managers laid bare these accounting machinations, publicly explained in understandable language for the first time, and severely damaged the credibility of the incumbent Board and Messrs. Wang, Kumar and Artzt, CA's chairman, CEO and EVP, respectively.

Poor management has led to lackluster Company performance during a time of robust software industry economic expansion. Competitors have captured much more market growth than Computer Associates.

- This lack of real growth has been covered up by manipulating customer paperwork and accounting to create the illusion that slow growing maintenance revenues are instead fast growing license revenues. This has been facilitated by multiple acquisitions, which have made these accounting tricks easier. It is not clear that the so-called "independent" directors understood these accounting games before the Times story explained it to them. Do they understand and acknowledge it today?

- Top managers have paid themselves egregiously in the face of declining management performance and decreasing shareholder returns.

- The Board granted Messrs. Wang, Kumar and Artzt the right to receive over $1 billion in stock, contingent only on CA shares trading above a certain price. Only 61 days after achieving that target price, they announced slowing sales and the stock dropped 50%.

The Company has abused its customers with arrogance and hardball tactics, including litigation.

- After buying scores of software companies, CA has treated its newly acquired customers with an arrogantly dismissive, "I gotcha" attitude.

- Customers don't like the way CA treats them. In interviews with CA customers, former customers

and non-customers at Fortune 1000 companies, Penn, Schoen & Berland, one of the nation's leading research firms, found that:

- 41% are dissatisfied with their relationship with Computer Associates; only 6% are extremely satisfied.

- 46% say they would get out of their commitment with Computer Associates if they could.

-Almost 4 in 10 of their current customers have an unfavorable opinion of Computer Associates.

-36% would not recommend Computer Associates to their colleagues.

-Just 21% say "Integrity" applies to Computer Associates.

-Only 33% say "Honesty" is a word they associate with Computer Associates.

-33% are dissatisfied with the "Value they get from Computer Associates products and services for the price they pay."

- A third (33%) have little trust and confidence in senior management.

- A fifth (21%) do not have confidence in senior management's ability to lead the company into the future.

-Senior management is called, "Dishonest," Unscrupulous," "Arrogant" and the "root of Computer Associates' poor customer service."

- This extraordinary customer alienation and dissatisfaction has been reported in the media, too. For example:

  - "While reporting rising revenue and profits…Computer Associates has infuriated clients with high prices and poor technical support…" - The New York Times, 04/29/2001

  -"'There was a period when CA was the most disliked company in all of high tech,' says Christopher W. Mortenson, a veteran software analyst at Deutsche Banc Alex. Brown." - Business Week, 03/06/2000

The Company has abused its employees with unfair, petty and tyrannical treatment, thus depriving itself of the human resources vital for healthy growth.

- Employees work in an atmosphere of fear and distrust.

- Senior management deprives its people of critical knowledge with respect to customer needs and product directions.

- This results in inefficient allocation of resources, and unnecessarily concedes advantages to competitors.

- A March 20, 2001 New York Times story revealed cases of CA employees who had been

improperly terminated, denied benefits, and misled by management.

The Board and management have acted in a way that is contrary to the Company's best interests. They have driven customers to revolt, created a bad Company culture for employees, damaging productiveness, morale and loyalty, and they have severely eroded shareholder value.

Shareholder lawsuits and newspaper exposés are not enough. The Board and management of Computer Associates must be replaced.

IMPORTANT INFORMATION

Ranger Governance plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger Governance's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER GOVERNANCE ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger Governance at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow and Company at 212-754-8000, or at www.rangergov.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders is available in the Soliciting Materials on Schedule 14A filed by Ranger Governance with the SEC on this date.

Negative Public Statements About Computer Associates

Computer Associates' stock has chronically underperformed the market.

"Damian Rinaldi, who tracks CA for First Albany Corp said he planned to revise his estimates for CA downward. 'I'm of the mind that if you look at this company and the market they compete in, this isn't necessarily the end of the bad news. There could be a continued slide in the demand. I expect the stock to go down.'" - *Newsday*, 10/05/2000

"CA's stock still trades at an Old Economy earnings multiple of about 22, in part because its 15% revenue growth rate falls well short of New Economy standards." - *Business Week*, 03/06/2000

Basu Mullick, a money manager at Neuberger Berman, which owns Computer Associates stock, says the stock is weighed down by "a credibility discount on top of concerns about an industry slowdown." - *Wall Street Journal*, 07/06/2000

Management has consistently produced a series of poor financial results at a time of robust software industry expansion.

Wall Street Journal Reporter Jerry Guidera said, "The accounting change caused revenue to plunge on a year-over-year basis, and prompted the company to produce what it termed 'pro forma pro rata' results. These results showed the company reporting strong growth, while results using more-traditional accounting methods that the company also reported showed an operating loss." - *Wall Street Journal*, 05/01/2001

According to Wall Street Journal reporter Laura Johannes, "Computer Associates has had a rough year, marred by concerns over sluggish European operations, a drying up of funds available to its dot-com customers and a shareholder suit over large stock awards granted to executives." - *Wall Street Journal*, 05/07/2001

"As measured by standard accounting rules, Computer Associates' sales have fallen almost two-thirds over the last six months. To cover that, the company has begun presenting its financial results in a way that confuses even the Wall Street analysts who follow it." - *New York Times*, 04/29/2001

"'If CA is reducing head count by a significant amount, it suggests that while they may be able to preserve profitability they may not be able to grow quite as fast,' said Damian Rinaldi, who covers CA for First Albany." - *Newsday*, 04/16/2001

The Company failed to take advantage of high growth areas.

"'They're coming very late to the e-business,' said Todd Wasserman, technology editor at Brandweek Magazine. 'Not only has everyone else already used it, but four years later, nobody knows what it means.'" - *Newsday*, 01/03/2001

According to Business Week Reporter Steve Hamm, "Kumar also must make sure his fastest growing segments are expanding as fully as possible. CA dominates the market for software that manages corporate computing systems, with a 30% market share, according to International Data Corp. Yet it has been slow to exploit some hot segments: e-commerce and customer-service software." - *Business Week*, 08/28/2000

Management's new business plan and executive structure is too little, too late.

"CA is still a company transitioning through uncharted waters. The new business model is designed in part to reduce the contentiousness that arises between CA and its customers at the end of the quarter as customers press for discounts and CA presses for signed contracts. But there is a delicate balancing act between putting the appropriate pressure on the salesforce to sell and generating client conflict. Will the emphasis on bookings mean that nothing changes under the new model? Would a lack of closed deals be a result of poor sales practices and missed sales opportunities, or from putting less pressure on clients that ultimately builds better client relationships? The first time that investors can examine CA in any context is in the March 02 quarter when CA anniversaries the new business model." - *UBS Warburg Analyst Report*, 06/05/2001

"We've also contended that the company's subscription-based pricing, and its 'proforma' comparisons have enabled it to lower the financial bar and make at least the four quarters through September show positive results." - *CIBC Oppenheimer Analyst Report*, 04/30/2001

"Stepping back from the accounting controversy, we don't see an acceleration in CA's underlying business as measured by contract signings. And we still see risks related to the business model ahead - some execution related (as in salesforce compensation change) ... This combined with the continuing controversy surrounding CA's accounting suggest that CA will remain hard-pressed to make a strong case for multiple expansion." - *UBS Warburg Analyst Report*, 05/23/ 2001

New accounting is not transparent and difficult to follow.

"We continue to be frustrated by CA's pro-forma, pro-rata reporting model. This unusual reporting structure makes it difficult to get a solid understanding of the underlying fundamentals at CA. Absent traditional metrics, we must remain cautious in the near term." - *Merrill Lynch Analyst Report*, 05/23/2001

"Charles Hill, director of research at First Call/Thomson Financial, which tracks earnings data, said CA did a 'horrible job' explaining how two sets of data in the report relate to each other." - *Newsday*, 05/11/2001

"Big acquisitions were key to the accounting maneuvers, employees and analysts say. And after two decades of buying competitors, Computer Associates has essentially exhausted the pool of takeover targets." - *The New York Times*, 04/29/2001

"Clarification CA style. CA held a conference call to answer questions they felt needed clarification following their October 25th announcement. While we thoroughly appreciated the effort, the call consisted of management asking themselves questions and then proceeding to answer them without going into the numbers." - *JP Morgan*, 11/21/2000

Management has used accounting gimmicks to mask poor results.

"Computer Associates, they say, has used accounting tricks to systematically overstate its revenue and profits for years. The practices were so widespread that employees joked that C.A. stood for 'Creative Accounting,' and that March, June, September and December, when fiscal quarters end, had 35 days, giving the company extra time to close sales and book revenue." - *The New York Times*, 04/29/2001

"But, given anonymity, people who worked in sales, accounting and marketing units at Computer Associates

explained how the company inflated its reported revenues in a way that made it look as if new products were selling better than they were. The company's public financial statements support their claims, they said." - *The New York Times*, 04/29/2001

"One former manager detailed a deal valued at more than $15 million that was booked for the September quarter but which the exec said, 'It was nearly the end of October before a contract was signed.'" - *Newsday*, 05/01/2001

Top managers have enriched themselves despite the company's poor performance.

"Much of the growth that has enriched Mr. Wang was a mirage, according to more than a dozen former employees and independent industry analysts." - *The New York Times*, 04/29/2001

"Compensation expert Alan M. Johnson blamed Computer Associates' Board, 'If you are going to pay someone hundreds of millions, you better be sure there is a real sustainable value. Computer Associates' Board should be horsewhipped.'" - *Business Week*, 04/17/2000

"'I've heard that all day long today - these guys made themselves rich,' says Marc Klee, a manager at $2.8 billion John Hancock Technology Fund." - *Wall Street Journal*, 07/06/2000

Management has alienated customers with hardball tactics and poor customer service.

"While reporting rising revenue and profits to Wall Street, Computer Associates has infuriated clients with high prices and poor technical support ... it has so angered I.B.M., which makes most of the mainframes that its software supports, that I.B.M. is accusing Computer Associates of charging too much for its products. I.B.M. is now developing its own rival software." - *The New York Times*, 04/29/2001

"'There was a period when CA was the most disliked company in all of high tech,' says Christopher W. Mortenson, a veteran software analyst at Deutsche Banc Alex. Brown." - *Business Week*, 03/06/2000

Management has created an atmosphere of fear and blame.

"'The company has been run like a dictatorship,' says Jim Holt, a former CA executive who is now president of Secant Technologies Inc. in Cleveland." - *Business Week*, 08/28/2000

"Oracle Corp. CEO Lawrence J. Ellison dismissed CA as 'the scavenger of software's ecosystem.'" - *Business Week*, 03/06/2000

"'The amount of shares you get is the biggest joke of all and that's why a lot of people leave,' said one former exec, who spoke on the condition his name not be used." - *Newsday*, 07/14/2000

"The fired Computer Associates employees interviewed all said that their recent reviews had been satisfactory or better. Several had not received formal reviews in more than a year. Otherwise, the employees have little in common. They worked in offices across the world, and their tenures ranged from a few months to 19 years." - *The New York Times*, 03/20/2001

"Sue Michener, 49, who was fired from CA's Lisle, Ill., facility in January, said she hasn't heard from the

Key Financial Facts

COMPUTER ASSOCIATES:

- CA's five year total return has been a negative 11%, versus 171% for the S&P software index and 102% for the S&P 500.

- Since March 31, 1995, the Company's total indebtedness has risen from $293 million to $4.46 billion with debt as a percentage of equity increasing from 19% to 77%.

- Net working capital has decreased more than $500 million, or 64% in the last 12 months to $357 million.

STERLING SOFTWARE:

- Sterling Software - a company founded by Sam Wyly 18 years ago with a $2 million investment - was sold to Computer Associates for $4 billion; the transaction closed in March 2000.

- For the five-year period through March 2000, Sterling Software produced a total return to shareholders of 418%.

Sam Wyly

A Proven Record of Business Success and Strong Ties to Computer Associates

- Over a 30-year career in business, Sam Wyly has clearly established himself as a dynamic entrepreneur who has experienced enormous success across numerous business ventures and a wide range of industries.

- He has generated a personal fortune of $1 billion in ventures as diverse as computer software, computer services, equity hedge funds, oil refining, silver mining, steak houses, art-and-crafts stores and - most recently - a company offering cleaner energy in newly-deregulated markets.

- He also has strong and longstanding ties to many of the businesses of Computer Associates.

  - The first company he started - University Computing Company - was sold to Computer Associates 14 years ago for $840 million.

  - Early last year, Sterling Software - a company he began 18 years ago with a $2 million investment - was sold to Computer Associates for $4 billion; the transaction closed in March 2000.

- He has an excellent working knowledge of the software industry and Computer Associates' current business lines, in addition to a concrete plan to move this chronically under-performing company forward into a period of growth and expansion.

- Together, Sam and Charles Wyly endowed Louisiana Tech with Chairs of Journalism and the 16-story Wyly Tower of Learning. The Sam Wyly Hall at the University of Michigan was partly funded by his $10 million gift.

- In business, his record of hard work, good luck and enduring success is unquestionable.

- He founded and managed three highly successful software companies: University Computing Company, Sterling Software and Sterling Commerce.

  - For the five-year period through March 2000, when Sterling Software was sold, it produced a total return to shareholders of 418%.

  - Sterling Commerce was sold to SBC Communications for $4 billion; the transaction closed in March 2000.

- He is a proven winner who knows how to get things done, with a strong foundation in the software industry - where he enjoyed some of his first business success.

- In addition to his long-standing career in business, Wyly has been politically and socially active throughout his life.

  - He is a strong supporter of education and various other social causes including the Public Broadcasting System, Southern Methodist and Denison Universities, the Princeton Parents Association and Planned Parenthood

  - In 1972, Sam represented Texas in the Electoral College.

Recent News Articles About Computer Associates

- New York Times 03/20/01
- New York Times 04/29/01
- Newsday 05/01/01

HOME

Business/Financial Desk; Section C
Questions on Firings and Severance at Computer Associates
By ALEX BERENSON

03/20/2001
The New York Times
Page 1, Column 2

Mary Welch did not expect to be fired.

On Jan. 3, she received her annual performance review from **Computer Associates**, the giant software company based in Islandia, N.Y. Ms. Welch, a saleswoman in Chicago, "exceeds expectations," the review said. She got an "outstanding" rating for meeting "commitments made to those within and outside of the department."

It was the second positive review that **Computer Associates** had given Ms. Welch in less than a year. Last March, the company gave her sole responsibility for its relationship with the Aon Corporation, a Chicago-based insurance company. **Computer Associates** hoped that Ms. Welch could persuade Aon, which used little of its software, to buy $12 million of **Computer Associates** ' products annually, Ms. Welch said.

So she was stunned when **Computer Associates** fired her on Jan. 16. She was even more taken aback when it told her that because she had been fired for poor performance, she would get no severance pay for her five years at the company and her health insurance would be immediately canceled unless she paid for it herself.

"As far as I was told, I was doing a great job," said Ms. Welch, who has hired a lawyer to fight for her severance.

Ms. Welch is not the only former employee whose tenure has ended abruptly in the last

several months.

Since November, the company has fired hundreds of workers around the world, a dozen former employees said. The company would not disclose how many people had been let go, or whether its overall work force of about 18,000 had grown or shrunk in that time.

"They did a mass layoff," Ms. Welch said. "There's no ifs, ands, or buts."

The fired workers said that the company, which makes software that many big companies use to manage their computer systems, is disguising a mass layoff as individual firings of subpar employees to avoid paying severance. If it lacks documentation for the firings, the company might also have opened itself to lawsuits that argue that the firings were discriminatory, labor lawyers said.

The company says the firings were routine and that it did nothing wrong.

If the accounts of the fired workers are true, **Computer Associates**' actions were "highly unusual," said Steven Platt, president of the National Employment Lawyers Association, whose members represent employees. "It's very rare for a person to be terminated from an established company for performance issues without an awful lot of paper in the file."

There also could be questions about whether the company may have violated Securities and Exchange Commission rules that require companies to disclose all material facts about their performance to investors, Mr. Platt said. "If you have a mass layoff for economic reasons and you're not reporting that, I think the S.E.C. would be very interested in that," he said.

A spokesman for the company said he could not comment specifically on why it had fired Ms. Welch. But he said that even salespeople who received good annual reviews could be fired if they missed sales targets. "That is the task against which a salesperson is measured, day after day, week after week," he said.

The company's chief financial officer, Ira Zar, said this winter's firings were nothing more than the company's standard year-end pruning of unproductive employees. **Computer Associates** did not violate any laws, securities regulations or its own severance policy, he said.

"From our perspective, we didn't lay anyone off," Mr. Zar said. "We do continually evaluate performance on an ongoing basis."

The fired **Computer Associates** employees said they thought the company was trying to avoid paying them severance by blaming them for what was really a financially inspired mass layoff. Sales have slowed the last several months, and the company has been eager to cut costs, they said.

In October, Wall Street analysts expected **Computer Associates** to have almost $8 billion in

sales for its current fiscal year, which ends on March 31, according to I.B.E.S. which compiles analyst estimates. Now they think the sales will be less than $6 billion.

Peter Goldmacher, an analyst at Merrill Lynch who has a "neutral" rating on the shares, said the company was very vulnerable to the slowdown in spending on information technology because the big projects on which it depends are often the first to be delayed when corporate budgets tighten.

"You could see C.A. continue to come under pressure for the next couple of quarters," Mr. Goldmacher said.

The company's employee handbook states that it will pay fired employees two weeks of severance for each year served, with a minimum of three weeks and a maximum of 26. But the company specifically excludes people fired for "unsatisfactory performance or otherwise for cause."

According to Mr. Zar, "If it's performance-related, it's not deserving of severance." He declined to say what percentage of the recently fired employees received severance pay.

The company may dismiss workers without notice, experts in labor law say, since companies can legally lay off nonunion employees at any time for any reason, as long as they do not break antidiscrimination laws.

To prove they are complying with those laws, big companies generally give employees whose performances are viewed as subpar oral and written warnings and performance improvement plans, said Elaine Evans, a principal at Towers Perrin, an international human resources consulting firm.

The fired **Computer Associates** employees interviewed all said that their recent reviews had been satisfactory or better. Several had not received formal reviews in more than a year. Otherwise, the employees have little in common. They worked in offices across the world, and their tenures ranged from a few months to 19 years.

The firings were very tightly scripted, these former employees said. They were called into conference rooms by members of the company's human resources department, where their supervisors quickly told them that they had been fired for subpar performance, offering no further details. They were told they would not receive severance packages and that their health insurance would be immediately discontinued. Several were asked to sign agreements that they would not compete with the company for up to a year.

A typical account came from Rick Sokoll, who had been with **Computer Associates** since 1987. Mr. Sokoll, who worked at the Irving, Tex., office, said via e-mail that on Jan. 19: "A person that I had never seen walked up to me and asked if I was Rick Sokoll. I said yes. He said, 'Follow me, I'm with H.R.' I followed him to a conference room where I found my manager's manager on the other end of a conference call. I sat down and said hello.

"He stated, 'Due to your poor performance we've elected to terminate you immediately. H.R. will answer any question you may have.' CLICK. . . . I was given my exit interview and escorted out the door. I was informed during the exit that since it was due to poor performance I would not receive any severance."

Stan Murphy, a software programmer who had worked at the company since 1987 before being fired from the Andover, Mass., office on Jan. 19, also was taken by surprise, said his lawyer, Donna Zils Banfield. **Computer Associates** did not document any reasons for his firing, she said, until "a memo was created on the day that he was terminated."

The company "violated several State of Massachusetts laws when they let him go," Ms. Banfield said, including one that forbids employers to cancel health coverage from fired employees for 30 days, she said. Mr. Murphy, who is in his "mid-50's," is also considering filing an age discrimination complaint against the company.

A company spokesman said he could not comment on individual firings.

TOP ^ | HOME

Money and Business/Financial Desk; Section 3
A Software Company Runs Out of Tricks The Past May Haunt Computer Associates By ALEX BERENSON

04/29/2001
The New York Times
Page 1, Column 2

LOOMING above the Long Island Expressway in Islandia, N.Y., the steel-and-glass headquarters of **Computer Associates** certainly looks solid.

After all, since 1976, Computer Associates has grown from a three-person start-up into the world's fourth-largest independent software company. Led by Charles B. Wang, its chairman and founder, it has bought hundreds of smaller rivals, gaining a choke hold on an obscure but lucrative corner of the industry. Today, it has 18,000 employees and is the dominant supplier of mainframe utility software, the programs that help big computers run smoothly.

Along the way, **Computer Associates** has become a financial giant and made Mr. Wang very rich. In the fiscal year ended in March 2000, **Computer Associates** reported profits of $696 million on sales of $6.1 billion, five times the sales and profits it posted a decade earlier. It has a market value of $20.3 billion, more than Nike or Lockheed Martin. Mr. Wang, who came to the United States from China at the age of 8, owns shares and options worth almost $1.1 billion, according to the company's most recent proxy. Last year, Mr. Wang and Sanjay Kumar, the company's chief executive, bought the New York Islanders hockey team for $187.5 million.

But much of the growth that has enriched Mr. Wang was a mirage, according to more than a dozen former employees and independent industry analysts.

Computer Associates, they say, has used accounting tricks to systematically overstate its revenue and profits for years. The practices were so widespread that employees joked that C.A. stood for "Creative Accounting," and that March, June, September and December, when fiscal quarters end, had 35 days, giving the company extra time to close sales and book revenue.

While reporting rising revenue and profits to Wall Street, **Computer Associates** has infuriated clients with high prices and poor technical support. Its heavily marketed efforts to diversify out of the mainframe business have been a painful failure, former employees and customers say.

Over the years, it has gained a reputation as a callous employer that dismisses workers without warning while top executives take home eight- and sometimes nine-figure pay packages. And it has so angered I.B.M., which makes most of the mainframes that its software supports, that I.B.M. is accusing **Computer Associates** of charging too much for its products. I.B.M. is now developing its own rival software.

Now, **Computer Associates**' past may have caught up with it.

The company declined to make Mr. Wang or Mr. Kumar available for comment and asked that questions about its accounting practices be sent in writing. It then declined to answer more than a dozen questions sent by e-mail.

Big acquisitions were key to the accounting maneuvers, employees and analysts say. And after two decades of buying competitors, **Computer Associates** has essentially exhausted the pool of takeover targets.

As measured by standard accounting rules, **Computer Associates**' sales have fallen almost two-thirds over the last six months. To cover that, the company has begun presenting its financial results in a way that confuses even the Wall Street analysts who follow it.

The company's stock has been strong this year. But within the information technology industry, its problems are no secret. "C.A.'s got a particular challenge ahead of them," said William Snyder of the Meta Group, a 600-employee consulting company that advises companies about information technology. "They have two to three years to turn it around."

To be sure, complaints about **Computer Associates**' prices and customer support have been around almost as long as the company, and it has always outlasted its detractors. But if former employees' claims are accurate, the company faces a serious crisis.

These employees declined to speak for the record. The company has a well-deserved reputation for having a fierce legal department. Since the beginning of 2000, it has been either a plaintiff or defendant in three dozen federal lawsuits, on issues ranging from commission disputes to discrimination claims.

But, given anonymity, people who worked in sales, accounting and marketing units at

Computer Associates explained how the company inflated its reported revenues in a way that made it look as if new products were selling better than they were. The company's public financial statements support their claims, they said.

The proof, in other words, is in the numbers.

ON April 16, **Computer Associates** reported another banner quarter.

"New Business Model Rules; Q4 Rocks," it said proudly in a news release outlining its results for the three months ended March 31. The company appeared untouched by the slowdown in technology spending that has hurt other big software companies like Oracle.

Computer Associates said that on a "pro forma, pro rata" basis, its revenue had risen to $1.44 billion for the quarter, from $1.39 billion in the period a year earlier. Profits were 47 cents a share, it said, up from 39 cents a share.

During a conference call later, Mr. Kumar, the chief executive, and Ira Zar, the chief financial officer, accepted analysts' congratulations.

"Today really is a great day for us at **Computer Associates**," Mr. Kumar said.

He attributed the company's strong pro forma results to a new software licensing model that it unveiled with great fanfare on Oct. 25. The company promised that its "new business model" would allow it to offer customers more flexible contract terms, including month-to-month licenses.

In addition, the new model would help **Computer Associates** by giving it a more predictable revenue stream, the company said. Previously, it struggled each quarter to close enough large deals to meet Wall Street's expectations and discounted its software heavily as the end of each quarter approached.

"The new business model turned out to be a competitive advantage for us," Mr. Kumar said in the conference call. Wall Street agreed. Over the next three days, the company's stock soared $7.41, to $37, a gain of 25 percent. After falling steeply from its January 2000 high of $75 to $18.13 in December, the stock has rebounded strongly this year, closing on Friday at $35.25.

But the last line of the April 16 news release told a different story.

There, **Computer Associates** reported its revenue and income according to "generally accepted accounting principles," the standard that companies are required to use in filings with the Securities and Exchange Commission to calculate results. By those rules, revenue fell almost 60 percent, to $732 million, from $1.91 billion. After earning a profit of $1.13 a share, or about $700 million, last year, the company lost 29 cents a share, or about $175 million, this year.

The divergence followed an equally big gap in the company's quarter ended Dec. 31. For that period, the company reported pro forma revenue of $1.4 billion and profits of $247 million, while by the stricter standards it had revenue of $783 million and a loss of $342 million.

Computer Associates is not the only company to highlight pro forma results -- which offer investors an alternative, usually more favorable, way to look at results -- and to play down standard figures. Even so, its last two quarterly reports were extraordinary. Many companies that make use of pro forma accounting offer a detailed road map connecting those figures to standard results. **Computer Associates** did not. Nor have analysts been able to decipher how the company is reporting its numbers.

"The pro formas are very difficult to fathom," said Norma Schroder of Gartner Dataquest, a leading technology consulting firm. "I've spent many hours with the financial statements, and I'm still having problems understanding it."

The company says its pro forma numbers more accurately reflect its results now that it has changed its licensing terms. But customers and competitors say the company continues to use old sales tactics and to offer old contract terms.

"I have not heard anything that we would be paying monthly," said Andy Olivenbaum, who is negotiating a new license for Florida's Northeast Regional Data Center, which processes records for the state.

"Certainly out in the field they're still selling the way they always sold," said Bob Beauchamp, president and chief executive of BMC Software, a rival mainframe software company. "To my knowledge, we have not run into this, quote, new model."

Former employees and analysts have a very different explanation for the company's effort to focus Wall Street on its "new business model." After years of inflating revenue and profits, **Computer Associates** has finally run out of accounting maneuvers, they say. Now, they add, it hopes to persuade analysts to ignore its standard accounting results while it unravels the mess it has created.

UNDERSTANDING how **Computer Associates** is said to have pumped up its revenue requires a bit of background about the way software is sold. Big software companies usually offer clients software for a large initial fee that enables them to use it for a year, followed by annual fees to continue using it and receive product upgrades and technical support. The annual fees are usually 15 to 20 percent of the first year's fee. Customers can also sign a long-term contract and spread the initial fee, plus the annual fees, over the term of the contract. The fees increase along with the power of the computers used to run the software.

For accounting purposes, the crucial issue that determines whether **Computer Associates**, or any software company, can immediately book the fees as revenue is whether the fees are classified as license or maintenance charges. (When the fees are supposed to be paid is nearly irrelevant, accounting experts say.)

If the fees are called maintenance, then accounting rules require software companies to book them a little at a time over the life of the contract. But if they are considered license fees, then under some circumstances the companies can book them immediately, even if they are to be paid over a period of many years.

By categorizing fees as related to licenses, instead of maintenance, **Computer Associates**

could inflate its revenues in any given quarter, at the expense of future quarters. And, subject to outside auditors' approval, it had considerable discretion over whether to classify fees as license or maintenance.

For at least a decade, the company has taken full advantage of that discretion, former employees say. When **Computer Associates** bought other software vendors, it would try to persuade their existing customers to "reroll," or extend, their license and maintenance agreements for as long as 10 years. It then classified most of the fees from the extended agreements as new license revenue and booked it immediately.

Other software companies are more conservative in the way they split license and maintenance fees. For example, BMC Software classifies all the fees it charges after the first year of long-term contracts as maintenance fees, and books them over time.

"There's a dirty little truth about the mainframe business," said a former **Computer Associates** executive who worked in its interBiz division. "There's not a whole lot of new mainframes going in, so a lot of what's being booked as new revenue is taking an existing contract that's expiring and adding years on to it. It's rerolling a contract."

More than a dozen other former employees confirmed that account. "What C.A.'s going to do is say, 'We're going to give you a long-term deal here,' " another former executive said. "They hire young, cute girls to basically resell maintenance contracts."

Sometimes, that tactic backfired. George Allen Papapetrou, a systems programmer for the school board of Alachua County, Fla., recalled that about six years ago, the company sent a saleswoman who was "a very attractive young woman, but she knew nothing about mainframes." Mr. Papapetrou added, "Most of us are geeky-type people, so we'll appreciate the looks, but we certainly don't appreciate the lack of knowledge. I felt sorry for her."

REROLLS were not **Computer Associates'** only accounting maneuver, former employees and analysts say. Wall Street, which knew mainframes were steadily losing market share to "client server" systems made by companies like Sun Microsystems, wanted the company to prove it could compete in that arena. In that battle, **Computer Associates'** most important software product was Unicenter, later called Unicenter TNG, which in theory lets companies map and control their entire computer infrastructure.

Computer Associates had difficulty winning clients for Unicenter. In part, its problems stemmed from its history of buying smaller companies, firing their support staffs and raising fees for customers who wanted to buy more powerful computers. Those moves increased revenue and profits but alienated customers.

"I don't think it's any secret that a lot of us, especially in mainframe stuff, are not C.A. fans," said Doug Fuerst, a software consultant in Brooklyn whose clients have included big financial services companies. At technology conferences, when people were asked if they were trying to drop "one or more C.A. products, probably 95 percent of the hands go up in the room," he said.

Mr. Papapetrou said the Alachua school board now uses nine **Computer Associates** programs, compared with 13 four years ago, paying about $20,000 a year, down from

$30,000. "We've been steadily trying to eliminate C.A. products," he said.

Unicenter has another drawback. Its complexity makes it difficult to install, and most companies are not able to operate it successfully, said Donna Scott, a Gartner analyst. Both inside and outside **Computer Associates,** Unicenter is derisively called "shelfware," or software that is bought but never used.

In fact, while **Computer Associates** sometimes issues news releases highlighting Unicenter clients, it is hard to find major companies using it. Those that **Computer Associates** has publicly identified include Bradlees, the discount chain that is now being liquidated, and the New Pig Corporation, in Tipton, Pa., which **Computer Associates** calls "a leading provider of cleaning products and maintenance solutions for industrial facilities."

Unicenter and Jasmine ii, another product that **Computer Associates** has advertised heavily, "are pretty hard to find in the wild," said Herbert VanHook, senior vice president at the Meta Group.

Yet **Computer Associates** has steadily reported increases in its Unicenter revenue. In fiscal 1999, it said in an S.E.C. filing that Unicenter accounted for one-fourth of its overall revenue. By last year, Unicenter and other nonmainframe products accounted for half the company's overall contract revenue, it said.

It may appear paradoxical that customers would pay for software that did not work. The explanation, former employees and analysts say, is that the company often offered Unicenter free in the maintenance rerolls it offered. In deals called "wrap and rolls," it would then allocate a portion of the revenue to Unicenter, enabling it to show sales growth to Wall Street.

"Sometimes the deals that were made, if you're using these products, we're going to throw in this for free," Ms. Scott said. "It doesn't mean it's going to get implemented."

All of this explains a puzzling trend in **Computer Associates**' financial statements. At most big software companies, maintenance fees account for more than one-quarter of overall revenue. For example, SAP, which has just passed **Computer Associates** to become the third-largest independent software company, reported maintenance revenue of 485 million euros, or about $440 million, nearly one-third of its overall revenue, for the three months ended March 31. And, not surprisingly, maintenance fees generally rise along with license fees.

Indeed, several years ago, **Computer Associates**' company results were in line with industry standards. In 1992, it reported maintenance fees of $585 million, about 39 percent of its overall revenue of $1.51 billion. The next year, overall revenue climbed 22 percent, to $1.84 billion, while maintenance revenue rose 15 percent, to $672 million.

Then something changed. Over the next seven years, overall revenue skyrocketed, as the company made several major acquisitions. In fiscal 2000, its overall revenues reached $6.1 billion, more than triple the level seven years earlier.

Yet over the same period, maintenance revenue grew only 30 percent, to $877 million. As a

result, in fiscal 2000, maintenance accounted for only 14 percent of revenue.

Put another way, **Computer Associates'** maintenance rose only $200 million in seven years, even though two companies it bought over that span -- Legent and Sterling Software -- had each reported more than $200 million in maintenance revenue in the last year they were independent.

IT is not clear whether the way **Computer Associates** prepared its financial statements broke any accounting rules. Both Ernst & Young, which audited the company until 1999, and KPMG, its current auditor, declined comment on **Computer Associates'** practices.

But there is no doubt that rerolls and wrap-and-rolls shifted future fees into current reported revenue, pumping up the present at the expense of the future. And once the company had rerolled an old contract, it could not reroll it again for several years. So to keep reporting growth, employees say, the company needed to find a steady supply of new contracts to turn over.

So the company began buying ever-bigger companies. In 1995, it bought Legent for $1.8 billion in cash, at the time the largest takeover in the history of the software business. The next year, it acquired Cheyenne Software for $1.2 billion in cash. In July 1999, **Computer Associates** bought Platinum for $3.5 billion in cash. And last year, it picked up Sterling for $4 billion, its biggest acquisition yet.

Now **Computer Associates** has few targets left. Of remaining independent mainframe software companies, the only ones of any size are Compuware and BMC. Both are smaller than **Computer Associates**, and mainframe users, who say **Computer Associates** already has a monopoly in many products, would object if it tried to buy either one.

Its core franchise, meanwhile, faces a powerful challenge from I.B.M., which says **Computer Associates** is hurting its sales of new mainframes. **Computer Associates'** fees rise as its clients install faster computers, so a company that buys new I.B.M. hardware must also pay much higher fees for software that is sometimes decades old.

Other software vendors also raise fees when clients install new hardware, but **Computer Associates'** price increases are excessive, I.B.M. asserts, especially since the company provides little support. After years of asking **Computer Associates** to cut prices, I.B.M. has decided to develop its own utilities and compete head to head.

"In the last three years we've been systematically upping our investments," said Steve Mills, head of I.B.M.'s software unit, which has annual sales of $13 billion. "This is our business that they are damaging."

JUST before midnight on Monday, July 3, 2000, as most Wall Street analysts were enjoying a four-day holiday weekend, **Computer Associates** announced that its revenues and profits would fall far short of expectations. On Wednesday, July 5, when stock markets reopened for trading, angry investors sent its stock down $21.63, or 42 percent, to $29.50. The sell-off shaved more than $12 billion from **Computer Associates'** market value.

Three months later, the company announced plans to switch to its "new business model"

and discouraged analysts from judging its results by standard accounting rules.

So far, Wall Street has complied. But as other companies have found, investors are apt to punish companies if they learn that their results are not what they seem.

Photos: Led by Sanjay Kumar, left, chief executive, and Charles Wang, chairman and founder, **Computer Associates** has grown enormously. (Kevin P. Coughlin for The New York Times)(pg. 1); Although they are hockey novices, Sanjay Kumar, left, and Charles Wang decided to buy the New York Islanders last year for $187.5 million. (Kevin P. Coughlin for The New York Times)(pg. 11) Chart: "Pay for Performance?" Top executives at **Computer Associates** have been richly rewarded since 1995, although the company's stock has lagged behind other software companies and the broader market. Change in value since 1995 MAY 21, 1998 Three senior executives receive 20.25 million shares worth about $1.1 billion. The grant prompts shareholder lawsuits, which are settled when the executives return 4.5 million shares. JULY 22, 1998 The company warns of poor results. Analysts wonder whether it knew of the problem when the grant was awarded. JULY 5, 2000 Another warning prompts a second big sell-off. Graph shows S.& P. COMPUTER SOFTWARE AND SERVICES INDEX, **COMPUTER ASSOCIATES**, and the S.& P. 500 INDEX figures for those dates. (Source: Bloomberg Financial Markets)(pg. 11) Chart: "Mixed Signals" Since 1992, revenue from licensing fees has grown sharply at **Computer Associates**, but maintenance fees have not kept pace. As a result, the company's share of revenue from maintenance fees is much lower than that of other big software companies. Former employees say that is because **Computer Associates** aggressively booked fees it would not receive for several years as soon as it signed contracts. MAINTENANCE FEES LICENSING FEES SERVICE FEES '92: 39% '93: 36% '94: 32% '95: 27% '96: 21% '97: 18% '98: 17% '99: 16% '00: 14% AT SIMILAR COMPANIES shows the fiscal year 2000. (SERVICE FEES NOT REPORTED SEPARATELY '92-'97) (Source: Company reports) (pg. 11)

TOP ^ | HOME

BUSINESS & TECHNOLOGY
Computer Associates Chief Weighs In

05/01/2001
Newsday
NASSAU AND SUFFOLK
A44

Sanjay Kumar, chief executive of **Computer Associates**, yesterday spent his day defending his management against a report in Sunday's New York Times that called into question the company's newly- instituted accounting standards.

Included in that effort was an hour-long question-and-answer session with editors and reporters at Newsday that had been scheduled prior to the controversy. Here are excerpts from that session, which is available in its entirety at www.newsday.com/ebiz.

Q: So you had a busy day, right?

A: You could say that.

Q: So what's the issue here?

A. You know. I'm not sure what it's all about. I think it's disappointing that not a single analyst was consulted [by the Times] at the end of the day. Have you seen the analysts' comments today, the reactions they had today? I think we stand on our record.

Q. Why didn't you comment for the story when you were given a chance ahead of time?

A. For a couple of reasons.

One, we heard from a number of people that there were very pointed questions being asked. It's like if I meet you in the mall and say, 'I heard you beat your wife every day,' and you look at me and say, 'What do you mean?' And I say again in a very loud cry, 'You beat your wife every day, that's what I heard.' The damage is done, no matter what I answer, right? I think that's what we're facing in this case.

As a matter of fact, going back some time, we did provide a number of people who could help talk about the company, the business and those kinds of things-very knowledgeable people, some of the people who were commenting today, in fact, but who to my knowledge were never contacted...

Q. So do you think you should have done things differently? In this case, and in the case of the January firings that were written about extensively?

A. I think our job today was to make sure that people understand what we've been doing concerning the new business model with a certain amount of clarity. If we haven't been clear, then shame on us. But I think we have been clear, and I think people have understood. And I think the majority of people have agreed with it. And I think it's a good thing.

I think doing a partial analysis of our results...is absolutely unfair. To characterize the last quarter as having $782 million in revenue without saying ...that we recorded $1.3 billion of residual value, which has come in at contract value, was grossly unfair to the company...So my job today, in effect, is to defend my company, defend my employees and to defend my shareholders...

Q. Do you think there's an ongoing educational effort needed concerning this new accounting effort?

A. We're breaking new ground here, as you know. In October the first reaction was ...Hallelujah! They [the industry analysts] all said at the time that this is a great way to do business. But I think we have to continue educating people...we have work to do.

Q. What about the firings in January, which have been an issue in the press. Have you said how many people were fired at that point, and then through the quarter? And what impact did those firings have on your quarter?

A. In the month of January, I think we've been on the record saying that there were 314

firings.

Q. Was there any material impact from those firings in the results you announced last week?

A. No...we were successful in the quarter for two reasons: We had great execution, and the new business model helped us. At the end of the day, business was good for us.

These are difficult times, we're seeing clearly difficult economic conditions out there. I've said that publicly. But we did well, and we're not the only company that's doing well. IBM did well. EDS did well. A number of other companies have also done well.

And by the way, those companies do business more like the new business model than the old business model, OK? No, I don't think they [the firings] had an impact on the quarter...and I think it's unfair to characterize them as layoffs as some have tried to do.

Q. Why?

A. Because every month and every quarter there are people who don't make the sales quota, and are terminated.

Q. At about the same level? I mean, are we talking about 300 employees or 310 employees a month over a period of...

A. No. I also said January was probably 80 employees higher than in a normal month, OK? Some numbers of employees got paid severance. Some others did not get paid severance. One employee in question had a sales quota achievement of .07 something percent, OK?

Q. And one of them had a 150 percent over quota from what they're saying. They were doing well.

A. I would make this offer to you. If an employee says he did really well, you get me a release that I can disclose their personnel file to you and I'll be happy to make it available to you. And then we can talk about it. I'm game...

But I think it's unfair for me to tell a newspaper like Newsday that an employee had a .07 percent sales performance. Their family's not gonna like it. I just killed their chance of getting another job, right?

If they want to talk on the record that's fine, but I have a moral and legal obligation not to. You get me a simple release that says it's perfectly OK to show Newsday the entire personnel file, I'll do it.

Q. Are the positions that you terminatedbeing replaced?

A. Absolutely. I am hiring in sales.

Q. I think there's been a belief that some of the firings were done in what's been portrayed as a very cold way. There's stories...

A. You know, I disagree with that. There are companies cutting 5- 10-15-20,000 people that you guys write about. I'm hiring people.

I have had a hiring slowdown in place since mid to late last year. I've only been hiring salespeople, for the most part, and a few other positions in the company because I had an expectation that the dot- com bubble would slow or shrink or pop. We have been successful, as a matter of fact, because we planned for that.

Telling an employee that they don't have a job anymore is never a good thing. I think we do a lot of good things as a company, and and I think it's unfair to characterize the company as acting cold based on what an ex-employee has to say.

Q. But some of those people who were fired have filed EEOC complaints, right?

A. Yes, but you know, you've gotta be fair to CA. How about looking at complaints against other Long Island companies also...I think if you look at our eight-page rebuttal [located on the CA Web site] we talk about two competitors, one of whom has as many federal lawsuits as CA and the other one who has five times as many. I mean, it comes with being a large employer. That's just the way it is.

Q. So recently, you've had a couple of tough issues you've had to face. How much damage has this caused the company? And how do you head off some of these issues in the future?

A. I worry about...three important constituents. I worry about shareholders. I worry about employees. And I worry about customers at the end of the day. Clearly I'm very concerned about the shareholder issue based on the last story. I'm very, very, very concerned. And I think we're doing all we can to set the record straight on that.

And I think others independent of us...are also helping us get the record straight. I think people understand that the product issues which the recent story addressed are just completely outrageous, and out of proportion. And that will sort itself out.

The January story for me was troublesome internally because, you know, you have to deal with employees who are wondering what's going on when they read this stuff. Essentially, we worked hard to communicate internally on the facts, and I do think that helped calm things down....

Would I do things differently had I known how the stories were to play out? I don't think so. I just think we've got to keep communicating. We've got to keep going at it. I'm not sure what I could have done differently on the last story, for instance. It was a very unfortunate, very frustrating thing.

On the January numbers, on the employee termination issue, maybe the issue there would have been to publish a fact sheet because this happens in the running of any company...

Q. Will you go back on any of these reports? I think you said 70 people would get severance.

A. I did say that. I've asked HR and somebody independent, to look at the terminations. I read about one employee who had worked for us for over 10 years, and then got terminated for performance. That's 10 years somebody's put in, and I wanted somebody to go look to see whether we should have given severance or not...

Q. And will that be the case for all terminations?

The Ranger Governance Slate of Nominees

Ranger Governance proposes a slate of independent directors made up of proven leaders with integrity and decades of experience in corporate leadership, the development, maintenance, sales and marketing of computing and communications software and technology, investment and corporate governance.



Sam Wyly

Over a 30-year career in business, Sam Wyly has clearly established himself as a dynamic entrepreneur who has experienced enormous success across numerous business ventures and a wide range of industries. Currently the manager of Ranger Capital, Wyly also has strong and longstanding ties to Computer Associates. He sold the first company he ever started - University Computing Company - to Computer Associates 14 years ago for $840 million. Early last year, Wyly sold Sterling Software - a company he began 18 years ago with a $2 million investment - to Computer Associates for $4 billion. In business, his record of hard work, good luck and enduring success is unquestionable.



Stephen Perkins

Steve Perkins has 31 years experience in the development and marketing of commercial software products. He is the co-founder, Executive Vice President and Communications Software Group President of Sterling Commerce Inc., an industry leader in business-to-business e-commerce and a unit of SBC Communications. At Sterling Commerce, he grew a division over seven years from revenues of $35 million and 150 domestic employees to one with revenues of $200 million and 1,000 employees worldwide, and transitioned that division through a spin-off from Sterling Software and subsequent acquisition. He also spent 16 years at UCCEL, where he was part of a team that created the first systems software package ever commercially sold to the IT industry.



Mark Cuban

Mark Cuban co-founded Broadcast.com in 1995, changing the Internet from a static, text-based medium into a dynamic, multimedia-rich broadcast medium. Broadcast.com became the leading destination for audio and video on the Internet, and was acquired by Yahoo! in 1995. Cuban continues to lead the division as Yahoo! Broadcast. In 1983, Cuban founded MicroSolutions and developed it into one of the leading systems integration firms in the U.S. Cuban sold MicroSolutions to CompuServe in 1990 and later became President of Radical Computing, a venture capital and investment company specializing in high technology companies. He is currently owner of the Dallas Mavericks.



Robert E. Cook

Robert E. Cook is Chairman and Chief Executive Officer of Sigaba Corporation, a San Mateo, CA based vendor of secure messaging software products. Mr. Cook was founder, Chairman and Chief Executive of Systems Center, Incorporated (NYSE: SMX) from 1981 until 1993, when it was sold to Sterling Software. He is the founder of VM Software and Director of Sterling Commerce, an industry leader in business-to-business e-commerce and a unit of SBC Communications. Cook is also a seed investor and former Director of webMethods Inc., (Nasdaq: WEBM), a provider of business-to-business, Internet-oriented products, and a seed investor and Director of Spontaneous Networks Inc. a Bethesda, MD based vendor of products that simplify management of complex networks. He is a managing partner in the venture capital firm of Royal Wulff Ventures, LLC, a member of the advisory board of Baltimore-based ABS Ventures IV and an officer and Director of Pitchfork Management, a Utah-based real estate construction firm.



Dr. Wendy Lee Gramm

Dr. Gramm is currently Distinguished Senior Fellow and Director of the Regulatory Studies Program of the Mercatus Center at George Mason University in Virginia. She served as Chairman of the U. S. Commodity Futures Trading Commission from 1988-1993. She serves on the Board of Visitors of the Law and Economics Center at Georgetown University and the National Advisory Board of the Republican Women's Federal Forum. She is a member of the Boards of Directors of Enron Corp., the Chicago Mercantile Exchange, IBP, Inc., the Independent Women's Forum, the International Republican Institute, Invesco Funds and State Farm Insurance Companies.



Cece Smith

Ms. Smith served as a Director from 1992 to 1997 and as Chairman from 1994 to 1996 of the Federal Reserve Bank of Dallas. She has been a General Partner of Phillips-Smith-Machens Venture Partners, a retail venture capital investment firm she co-founded in 1986. Ms. Smith also has extensive retail experience. She been a Director of Cheap Tickets since July 1997 and previously served as a Director of publicly-held retailers BizMart, Inc., A Pea in the Pod, Inc. and Hot Topic, Inc.



Dixon R. Doll, PhD.

Dixon Doll has influenced and guided strategic entrepreneurs, investors and executives in the telecommunications industry for more than 30 years. Prior to founding DCM in 1996, which now manages more than $600 million in committed capital, he spent eight years at Accel Partners where he co-founded the venture capitalist industry's first focused telecom fund. Doll is also the founder and manager of strategy consulting firm DMW Group and has helped organize and fund Foundry Networks (the best performing first-day IPO performance ever of a profitable company), Internap Network Services, Centillion Networks, Bridge Communications, ZeitNet, Optilink, International Manufacturing Services and Network Equipment Technologies.



Elizabeth VanStory

Elizabeth VanStory was until recently President of iMotors.com, a direct-seller of certified used vehicles on the Internet. Prior to that, she was Vice President of OfficeDepot.com, a division of Office Depot, Inc. Ms. VanStory began her career in interactive media when she served as Director of Marketing for Bell Atlantic Video Services. Ms. VanStory was also previously a director of shop.org, an online retailing association.



This page will automatically change. Click here to skip this page.

Site best viewed with Internet Explorer.

SAM WYLY

The entrepreneur's entrepreneur

- Michigan "Dividend" - 1997
- Maverick Investor - 1993
- Sam Builds a Highway for Computers - 1975
- Ben's Book - 1972
- Finance Magazine - 1970
- Green With Energy - 2001
- California Got It Wrong ! Texas Got It Right ! - 2001
- Sam's Photo Album
- Green Mountain Energy
- Michaels' Arts & Crafts
- Ranger Capital
- Two Mile Ranch

Visitors:

8 16

Sam Wyly is an entrepreneur and investor who, over the past 30 years, has been founder and manager of several public and private companies. He recently founded Ranger Capital Group and is chairman of Michaels Stores.

Sam grew up in the small town of Delhi, Louisiana, where his parents published the weekly newspaper. He was an Eagle Scout, student body president, and nose guard on a state championship football team.

Sam followed his brother, Charles, to Louisiana Tech, where Sam was student body president and an intercollegiate debater on free trade and on then "Red" China. Sam attended University of Michigan as the first Paton scholar and earned an MBA. He went to "boot camp" in San Antonio and served six years in the Air Force reserve. He worked five and one-half years in computer services at IBM and Honeywell, leaving his job as area manager to found University Computing Company (UCC) with $1,000 capital in 1963, the year President Kennedy was shot in Dallas while Sam watched the parade from the Neiman-Marcus store.

UCC, a computer software and service company, planned to grow its profits at 100% for five years. And it did. IPO Investors in UCC in 1965 earned a 100-1 return in the next four years, a period in which the Dow declined and bonds lost 4% per year after inflation. UCC's original business concept - a computer utility - was badly mangled by the advent of minicomputers in the early '70's, but the company rebounded by becoming one of the creators of the software products industry which, along with the personal computer and the internet, has largely displaced IBM, Univac, and other then dominant computer hardware companies. Later, UCC merged into Computer Associates for over 40% of Computer Associates stock, creating what is one of today's four largest software companies.

In the 1970's, Sam's data telecommunications pioneer, Datran, was one of three (along with MCI and Carterphone) entrepreneurial efforts which broke up the USA telephone monopoly. This event set in motion the competition in technology and marketing that has revolutionized the telephone world and created today's Internet. Gene Bylinsky of Fortune wrote in 1975, "Sam Wyly Builds A Telephone Company for Computers."

Sterling Software (founded with a $2 million investment 18 years ago) was split into two companies, one focused on electronic commerce (Sterling Commerce) and the other on enterprise-wide software. In the 10 years up to March 2000, when the split companies were sold to SBC Communication and Computer Associates for $8 billion, the compound annualized rate of return to Sterling investors was over 30% - in the top 2% of all public companies.

Earth Resources Company, an oil refining and silver mining company founded in 1968 when oil was $3, grew to $700 million in revenue and $50 million profit in 12 years, and was sold in November 1980 - the month that oil peaked at $40. Bonanza Restaurants grew from 20 to 600 restaurants in 20 years. The Wyly's also bought Michaels Stores, an arts and crafts retail chain, in 1984. This chain has since grown from 10 to over 700 stores.

The Wyly's re-entered the energy business with the creation of Green Mountain Energy Company - a investment in clean energy with BP (formerly "British Petroleum," now..."Beyond Petroleum") and Nuon (the largest utility in Holland). Green Mountain focuses on marketing renewable and other cleaner electricity in an industry converting from monopolies to free markets. Sam believes that entrepreneurial opportunities here are as great today as they were in the break up of the AT&T monopoly 20 years ago and the IBM monopoly 30 years ago.

Over the past 10 years Maverick Capital's hedge fund has rown to $7 billion. Maverick is now closed to new investors, Lee Ainsle and Evan Wyly are the managing general partners and Sam is no longer an owner. Ranger Capital Group is Sam's new hedge fund company to manage family assets from recent sales of Sterling Commerce and Sterling Software. "Being an entrepreneur makes me a better investor; being an investor makes me a better entrepreneur."

Mr. Wyly has served on the board of the Public Broadcasting System, as a Trustee of Southern Methodist and Denison Universities, as Vice Chairman of the Princeton Parents Association, and as coach of elementary school girls' softball and boys' football.

In 1972 and 1976 he was a member of the Electoral College. During the Nixon and Ford presidencies (1968 - 1976) he served as chairman of a Presidential Advisory Commission, chosen to define Nixon's campaign promise of "Black Capitalism". He was named one of America's 10 Outstanding Young Men by the Jaycees.

Sam and his brother, Charles, have contributed their time and wealth to a number of charitable, church and educational efforts that benefit the young, the old, the poor and the disadvantaged. Over 3,000 people have become millionaires working in companies created and managed by them. They have endowed Louisiana Tech with the Jay Taylor Chair of Journalism, the Don Thomson Chair of Business and the 16-story Wyly Tower of Learning. They have supported research by the Mind/Body Institute of Harvard Medical School in spirituality and healing. The University of Michigan's new Sam Wyly Hall was partly funded by Sam's $10 million gift.

Back to the top

Sam Wyly, Entrepreneur

Maverick Investor - 1993

Sam Builds a Highway for Computers - 1975

Ben's Book - 1972

Finance Magazine - 1970

Green With Energy - 2001

California Got It Wrong ! Texas Got It Right ! - 2001

Sam's Photo Album

Green Mountain Energy

Michaels' Arts & Crafts

Ranger Capital

Two Mile Ranch

Michigan "Dividend" - 1997

Sam Wyly - Texas entrepreneur, investor and self-made multi-millionaire - has given the University of Michigan Business School $10 million for the construction of a much-needed new building. The gift, he says, is one of thanks:



Dividend
Sam Wyly, MBA '57 Launches New Building With $10 Million Gift to School

Forty years ago, the William A. Paton Scholarship made it possible for Wyly, a member of the Class of 1957, to earn his MBA. Wyly's gift is the single largest ever made to the school for facilities, and one of the two largest in the school's history. It will cover half of the total anticipated cost of Sam Wyly Hall - a six-story, 75,000-square-foot building containing classrooms, residential and administrative space for Executive Education, a new headquarters for the William Davidson Institute, and faculty offices.

Wyly, a native of Delhi, Louisiana, who moved to Texas upon graduation from business school, made his fortune in the computer, oil and gas, and retail store industries. In the past 30 years, he has founded several public companies. Presently, he is a founder and chairman of Sterling Software, one of the 15 largest independent software companies in the world. Sterling specializes in software systems for electronic purchasing and inventory systems. In September 1996, Sterling Software completed the spin-off of one of its largest subsidiaries, Sterling Commerce. This new public company has, for more than 20 years, developed, marketed and supported electronic commerce software products for the banking, pharmaceutical and retailing industries. Wyly serves as the chairman of its executive committee. He is also the chairman of Michaels Stores, the nation's leading arts and crafts retailer with 444 locations in 44 states and Canada. Last, he is the founder and a partner in Maverick Capital, an $800 million, privately held hedge fund that has earned a 35 percent rate of return since its inception seven years ago. In 1996, Maverick earned a whopping 57 percent while taking only 20 percent of the risk in the stock market.

Wyly's journey from Delhi to Ann Arbor and back to what would become his corporate headquarters in Dallas is one of a man determined to make it big. Even as a youngster, he set goals and then came up with the requisite power to make them happen. "In high school, my goal was to make the football team," says the former 155-pound nose guard. "Having made the team, my goal was to beat Tallulah. Having beat Tallulah, my goal was for us to win the state championship. "Delhi did, in fact, win the state football championship in 1951-an amazing feat for his small hometown of 3,000-and Wyly went on to win and lose and, ultimately, win on the playing fields of business.

It was the statehouse, not Wall Street, that motivated Wyly to study accounting. Just out of high school, he had worked as a legislative intern and had the opportunity to attend the governor's inauguration. The pomp and circumstance wowed him. "At age 17, I decided my new goal was to be governor of Louisiana," he recalls.

Becoming governor was not outside the realm of possibility for this young man. He grew up on stories about his great, great uncle, Christopher Parker, who died along- side Davy Crockett and Jim Bowie while defending the Alamo. His great, great grandfather, a military general, fought in

the war with Mexico that won California and the rest of the West for the United States. His other great, great grandfather founded Tusculum College, the first institution of higher learning west of the Allegheny Mountains. "My ancestors were manifest destiny characters," Wyly says. "Their stories gave me a sense of adventure and a bigger vision that things are possible and that sometimes you have to be a bit determined and a scrapper. And that sometimes, you lose, like Uncle Christopher at the Alamo.

"Wyly entered Louisiana Tech University, in Ruston, as a journalism major, but quickly switched to accounting. He learned accounting and engineering majors commanded better salaries. "I didn't want to build bridges," Wyly says, "so I decided to be an accountant. That's how I got a business degree."

At Louisiana Tech, Wyly was a leader and a scholar. Already an Eagle Scout, he was voted student body president and president of the Student Federation of Louisiana Colleges and Universities. He also competed in intercollegiate debate on the subjects of free trade and U.S. policy toward China. In the classroom, he captured the attention of his department chair, Harold J. Smolinski, a professor of accounting. Smolinski had, coincidentally, been among a pool of academics selected by William A. Paton, then the most famous accounting professor in the nation, to nominate candidates for the University of Michigan Business School's newly established Paton Scholarship.

In 1956, Wyly was a college senior with several good job offers, including one from IBM that he planned to accept, and a new goal: earning his MBA. That spring, Smolinski announced that Paton would be speaking on campus. "Smolinski had gotten me excited about the visit of Dr. Paton," Wyly recalls. "He showed me The Accountant's Handbook. Back then, every CPA in America had that little book sitting on his desk. On the cover, it said, 'Edited by W.A. Paton, University of Michigan.'"

Smolinski introduced Wyly to Paton and legend has it that Paton offered the first scholarship to him on the spot. In fact, the process took a few weeks but the result was the same. Sam Wyly was named the first Paton Scholar and offered a full scholarship to the University of Michigan Business School.

"Dr. Paton ' s visit was a big deal, " Wyly recalls. "He spoke with great common sense. In fact, he was refreshing, especially if you had been through a bunch of courses in cost accounting, which, back then, was dry stuff. Then, here comes a fellow who was intellectually refreshing with a bright smile on his face."

Wyly found at UMBS in the fall of 1956 just what he had expected: "A lot of smart folks. " He studied hard. Thoughts of the governorship were supplanted by the possibilities of the business world. "The course that gave me the best overall picture was the course in small business," Wyly says. "I could see everything pulled together and in one place. I didn't have to try to sort out, how does one thing feed into another?"

His relationship with Paton was professional. "I didn't spend a whole lot of time with him," Wyly recalls. "But he was clearly open and friendly and accessible. I really learned a lot from him. A lot that was not in the text book. At the time we were in an inflationary period because of the war and I remember him arguing for recognizing inflation in tax accounting. That was nowhere in the literature. Nowhere in the newspapers of the day. What he was saying in the 1950's other people began to say in the inflationary '70's. He was 20 years ahead of the rest of the community."

Wyly graduated with an MBA in 1957 and went to work for IBM and then Honeywell. In 1963, he opted to go solo and left Honeywell to found University Computing Company, the first computer time-share business providing large-scale engineering computer services to companies in the North Texas region. Two years later, 40 percent of UCC was sold in a $1 million initial public offering. In the four years that followed, while the Dow was declining and long-term government bonds were earning minus five percent a year, he and his investors realized a 100-to-1 return. Wyly was a millionaire.

UCC continued its phenomenal growth while Wyly turned his attention to the next big computing opportunity, data transmission. In 1968, with UCC riding high, he formed DATRAN, the first

all-digital, software-based telephone company for computer information transmission. He had the vision and the technology. He also had much of the necessary capital: $100 million of his own and investor money. All he needed was a change in national telecommunications policy.

DATRAN teamed up with MCI and Carterphone to bring about what many considered unthinkable-the end of AT&T's monopoly on long distance telephone service. The result was, for Wyly, much like the Battle of the Alamo. Victory was achieved but the DATRAN defenders died in the process. "From 1968 to 1976, I invested eight years of my life and the lives of a lot of other good folks and lost," he says.

"The break-up of the telephone monopoly came, but it didn't come unti1 1980. We now have had to survive for another four years and, in the dark days of the 1970's, we didn't have the capital to do that. Our big mistake was that we didn't understand how long it was going to take to bust up the monopoly."

Looking back, Wyly is philosophical. "Almost everything is two steps forward and one step back," he says. "Nothing is all wins all the time. Babe Ruth hit the most home runs. He also struck out the most. Sterling Commerce, the market leader in electronic commerce, and even today's Internet can be thought of as the grandchildren of DATRAN.

Wyly's grand slam came in 1980. Twelve years before-the same year he formed DATRAN-he also founded, with his brother Charles, Earth Resources Company, an oil refining and silver mining venture. Oil was $2.88 a barrel. In November 1980, the Wyly brothers sold the company the very month oil topped out at $36 a barrel. Earth Resources, which had grown to $700 million in revenue, showed $25 million in profits. The twosome then went on to reinvest much of the proceeds of the sale in government bonds that were earning 15 percent, catching almost perfectly the change from an inflationary to a disinflationary investment world.

"I read a lot," Wyly says. "Then I decide whether I agree or disagree with what's written. I remember that when American publications were writing about the desperate oil shortage, The Economist chose to forecast a coming oil glut. I agreed with their logic. It simply made sense to me that, when a commodity appreciates in price from $3 to $36, people will find a way to make do with less. And some will find ways to bring forth more supply."

Over the years, Wyly has kept up his reading on his business school alma mater. He wants to participate more actively in improving its quality. Particularly pleasing to him is the fact that Sam Wyly Hall facilitates the expansion of the Executive Education Program. "Executive education is enormously important," he says. "It really is a great program."

Sam Wyly Hall is located at the corner of East University and Hill Streets, next to the existing Executive Education Center, and has created, among other features, a 35 percent increase in guest room capacity. This helps substantially in accommodating the more than 4,000 executive education participants who come to the business school each year.

"Michigan made an enormous contribution to my ability to do whatever it is that I have gone out to do," he says. "I do genuinely feel grateful for the contribution the University of Michigan made to me."

-Cynthia Shaw

New Building Meets Major Expansion Needs



Sam Wyly Hall, named in honor of its principal donor, Sam Wyly, MBA '57, is a six-story, 75,000 -square-foot facility that makes possible significant expansion of Executive Education Program facilities and provides a new home to the William Davidson Institute. The multi-purpose building contains state-of-the-art classrooms, conference rooms and

break-out rooms for use by both programs as well as guest rooms and related amenities for Executive Education participants and visiting scholars. The School's growing faculty will gain additional offices and there is space allotted for receiving, distribution and storage.



Highlights of the new building include:

LOWER LEVEL featuring a 90-seat multi-purpose classroom/ special dining room; two classrooms with full technological capabilities and support; and seven break-out rooms to be used in conjunction with the classrooms.

FIRST FLOOR devoted primarily to the William Davidson Institute, with office and work space for 32 faculty, staff and visiting scholars, two conference rooms, a research reading room, reception area and small kitchen. The remaining space accommodates the loading dock, receiving and truck parking.

SECOND FLOOR dedicated solely to educational facilities, such as two tiered classrooms with fixed tables for 55 and 65 participants; another 50-person classroom; 17 break-out rooms, eight of which can be combined into double-sized rooms with folding partitions; a lounge, informal meeting space and a refreshment area.

THIRD FLOOR designed to support all Executive Education administration activities, with offices and work space for 60 staff, including the associate dean, two conference rooms, course preparation workrooms, a lunch room, storage and space for the computing system that supports the Executive Education operation.

FOURTH, FIFTH AND SIXTH FLOORS each containing 19 guest rooms and group study rooms. On the fourth floor there is a fitness facility for the exclusive use of Executive Education participants. These floors connect directly to the floors of the existing Executive Education residence and will use existing elevators.

Back to the top

Sam Wyly, Entrepreneur
Michigan "Dividend" - 1997
Sam Builds a Highway for Computers - 1975
Ben's Book - 1972
Finance Magazine - 1970
Green With Energy - 2001
California Got It Wrong ! Texas Got It Right ! - 2001
Sam's Photo Album
Green Mountain Energy
Michaels' Arts & Crafts
Ranger Capital
Two Mile Ranch

Maverick Investor - 1993

by Richard Hanlon: July 1993

Whether in his role as entrepreneur or investor, Sam Wyly is apt to dismiss his successes with terms like, "I read a lot." But no matter the secret, for the past three decades he has won a legion of admirers for his uncanny knack of picking winners early and knowing just when to take profits.

There's always been so much more to it than simply timing, insight, or even nerve. In fact, if there really were one reason why Sam Wyly regards big risks as even bigger opportunities, it is that he does his homework. He is as diligent a researcher of individual situations as of entire markets. Over his business career, he's placed huge bets on opportunities few others saw, let alone understood. In a couple of them, emerging businesses as diverse as computer software or arts and crafts superstores, he's also set about bringing whole industries to fruition. Investors who've followed him early and stayed for the ride have reaped hefty gains.

Like all seasoned investors, Wyly will remind you that he hasn't always triumphed. One Wyly loss has become as celebrated as his wins. In the noble but ill-fated Datran telecommunications venture of the early 1970's, which would have been the first all-digital, software-switched telephone company for computer users, the concept was perfect, just a few years before its time. Datran remains one of the three main entrepreneurial ventures that ultimately brought about radical change in the USA, from a national policy favoring monopoly to one of competition in the telephone and telecommunications industries. (Other countries are now following the USA's exampl[illegible] moving toward competition and away from government ownership and control.)

Yet even in the losses, there shine through the qualities that make a great many more things go right. What are they? Diligence and persistence, sure. But there's also a good bit of the contrarian about Wyly. More importantly, there is a willingness to put not just money but time into the effort. And then there is this stubborn refusal to ever look back.

Sam Wyly is equally comfortable in his roles as entrepreneur and investor. The substantial gains he has produced, the businesses created and lives affected - not to mention the impressive family fortune built over the years - all testify to a special talent for deploying and growing capital.

Q: How do you classify the differences between your roles as an investor and entrepreneur?

A: There are similarities between investing and the entrepreneur's job of creating and running a company. When I look at a security, I must first ask myself, "Would I be prepared to buy the whole company?" Many times over the past 30 years I have bought the whole company, and then have had to make it pay off. I do the same in looking at an emerging country. Can Argentina's president and finance minister make their economy work? I say they can. Another investor may doubt that. One of us will be wrong.

The late Edward Johnson, Sr., the long-time leader of Fidelity, once said that the best portfolio managers seemed to have the same characteristics as successful entrepreneurs. I agree.

Q: To what factors do you credit your investment performance?

A: Our asset allocation decisions have tended to be as important as the specific stocks or bonds

we've picked. The US Congress made a horrible blunder in 1990, for instance, by legislating high-yield bonds out of the portfolios of savings and loans. Bands were dumped at fire sale prices. This created a blood-in-the-streets investment opportunity for an entire class of assets - for me and for others who had the courage to act.

I viewed junk bonds as a high income form of equity. We looked through the securities to the intrinsic values of the assets themselves. Bonds were being dumped at distress prices, first by government decree and, second, because of investors' reactions. Junk bonds were being damned in the media. Fear and panic hung heavy over Wall Street. So it was bargain time.

Q: But isn't it risky to take sides against Wall Street or the US government?

A: Perhaps. But the potential reward made the risk worth taking. Fortunately, no government can abolish the laws of economics. I try to be right on something strategically. If I'm right on the strategic points, I can be wrong on some tactical or timing issues, and it won't matter. I didn't know how quickly high-yield bond market prices would come back. But, with the bargains I was getting, it simply didn't matter what the market prices were. We had established a good income stream which we could enjoy for ten years or more. Actually, high-yield bond prices advanced for a month after our first buys, then fell when the Iraqi tanks rolled into Kuwait and oil jumped from $17 to $40. They declined for almost three quarters. We chose to buy more.

Q: Did you have a high level of confidence that you were right?

A: Yes. It was one of those rare times when I felt I knew something for sure. In 1981, the same thing was true with a totally different class of asset - United States treasury bonds. My earlier experience, going back to grandmother's buying savings bonds for my schooling, was that the US government will con you into giving up your savings in return for less real money later. For 40 years, since 1941, Treasuries had paid the investor a negative 2 % yield after inflation. Interest rates kept climbing to try to compensate for inflation, so that by 1981 Treasuries hit 15%. That was the first time I bought them. I bought big and I bought the longest maturities, then stripped off the coupons, sold the bodies of the bonds to take capital losses to offset capital gains from the sale of oil and silver assets, and kept assets and kept the coupons. They are still maturing in my children's trust accounts, and the capital gains taxes they are paying today have been deferred for over 12 years.

Q: As you've noted, though, high returns usually require high risks. How do you balance the two?

A: I take greater than Treasury risks in order to realize greater than Treasury returns. The idea is to understand the businesses and take only those risks which are justified by the rewards.

We bought Chrysler bonds for a 16% yield over a year ago. There was speculation about possible bankruptcy, but I was convinced that they had good products in the wings, good managers and could whip the Japanese and Germans in the American marketplace. Today, Chrysler is going from a $1 billion loss to a $3 billion profit and they are on S& P's Credit - watch for return to investment grade. We did the homework and took a risk that most folks did not wish to take.

That was the icing on the cake. Chrysler didn't have to turn around that quickly for my investment to be okay. I would have been quite happy with 16% and the bonds priced at our cost of 75 until their maturity in 2015. Instead, mere survival turned into success and drove the bid to 109, where I sold because of a call price at 104. At 75 we had call protection. At 109, our success had eliminated our call protection, so it was time to go. (May 2000 Note: Chrysler, now a part of Daimler Chrysler is back to its old game. History repeats.)

Q: Talk about other major bets you've made that have proved successful.

A: In the 1970's, with silver at $2 on an ounce, we discovered, developed and operated the second largest silver mine in USA. (About 30% of the value of the mine's production was gold.) A sustained rise in prices followed by a real buying frenzy which drove silver briefly up to about $50 and gold to $875. They went from being underpriced to grossly overpriced. An awful lot of jewelry adorning the necks of women in India suddenly found its way to market. People were selling the family silverware. That's when we sold the mine.

Likewise, the price of oil had risen from $3 a barrel to $12 in 1973, and then to $36 after the Shah of Iran fell in 1979. We had built up Earth Resources from essentially no profits in 1969 to earnings of about $50 million on $700 million revenues in 1980. That was another of those times when I felt I knew something for sure. This gross overpricing of oil was certain to turn scarcity into glut.

I read a lot. Then I decide whether I agree or disagree with what's written. I remember that when American publications were writing about the desperate oil shortage, The Economist in London chose to forecast a coming oil glut. I agreed with their logic. It simply made sense to me that, when a commodity appreciates in price from $3 to $36, people will find a way to make do with less... and, some will find ways to bring forth more supply.

In 1980, one third of all USA corporate profits were being made by the oil companies. Banks were lending to drill oil and gas leases on the assumption of $60 and $6 natural gas. Exxon bet a billion dollars on Colorado oil shale. It was a repeat of tulip bulb mania. We closed the sale of Earth Resources in November, 1980, the very month that oil peaked at $36 a barrel and oil stocks topped out.

Q: With Bonanza, you built one of the first national steak restaurant chains. What was the investment case?

A: In retail, when you created a good concept, you can multiply it many times over. We built the chain from 20 stores to 600 over 20 years. We were nearly killed in the recessions of 1974 and 1982. Not wanting to take that punishment again, we sold out in 1989, just before the last recession.

Q: In forming University Computing Company, you created the first computer time-sharing business and paved the way for the systems software industry as we know it today. How did you get started?

A: I was looking for a business to go into - for an entrepreneurial opportunity - so as to escape working for a larger company and gain the freedom to run my own show. (I worked first for IBM, then Honeywell.) Getting rich was not really important to me, although I did figure that would come too. I came across an IBM market research study whose goal was to determine whether or not there was a market for large-scale engineering computer services in North Texas. The study concluded there wasn't.

I'd been talking to IBM's customers, however, and my conclusion was to the contrary. Agreed, there was no market at IBM's $3 million capital cost: the monthly breakeven cost was too high. But I found a second-hand computer designed by Seymour Cray that cost only $600,000 and was capable of doing the same thing IBM was contemplating.

I then bartered with my first two Dallas customers - Sun Oil and Southern Methodist University - giving them computer service in return for free rent, electricity, two-thirds of the maintenance costs and a $225,000 pre-payment from Sun. We expanded to other cities and we grew earnings 100% a year for six straight years.

In September 1965, the public bought 40% of UCC in a one million dollar IPO. In the four years that followed, the initial investors got a 100-to-1 return. During that same four years, the Dow declined and long-term government bonds earned a real rate of return of minus 5% a year.

We started the software products business because we felt it was a logical extension of computer utility services. Of course we had no idea at the time that time-sharing would ultimately be killed by the advent, first, of Digital Equipment's minicomputers and the, of Apple and IBM personal computers.

I remember walking down the hallway of a company in California and seeing the words "Software Products" on a door. I thought, "How could software be a product?" Software to me, as to most people then, was simply a set of instructions that you wrote to tell a computer what to do. I had no notion that this idea would develop into the Sterling Software's and Microsoft's of today. Still, this struck me as an intriguing concept. The very first independent software product I was aware of was a mathematical program created by some small company for use on an IBM 7044.

A few months later IBM offered the same product free and wiped that company out.

So, we started the independent systems software business with a healthy level of respect, constantly looking over our shoulders at IBM. Maria Smith and a small team of programmers created the first product, a tape management system which has become the industry standard. Sterling Williams was the first full-time sales representative. Today Maria is a division president at Sterling Software and Sterling is the chief executive. It was my friend Don Thomson's idea to create a separate division at UCC and see if he could build a sales force and charge customers a separate price for software that helped manage their data centers. It worked.

Q: Twenty years later, in founding Sterling Software, you took a somewhat different approach, including making the software industry's only hostile takeover. What's the story?

A: Sterling was a sort of born-again University Computing. We started by bringing together a few very bright people with experience. The concept itself was simple. We were going acquire key products in growth markets and build marketing organizations, then benefit from the wonderful leverage you get with software when you pump progressively more products through those established channels.

We quickly grew to $18 million a year in revenues, and that's when we got the chance to build real critical mass by going after a company ten times our size. Conventional Wall Street wisdom said you couldn't do a hostile takeover in this industry, because the people were the only assets and they would walk out the door. We bet that Wall Street was wrong, that the key technical and marketing people would view us not as conquerors but as liberators. They did.

In circumstances like these, however, you have recognize that the people in power are reluctant to give it up. You've got to have a firm belief that you're right, and that you can make the business worth a lot more than it was worth before. The fundamental values have got to be there. Realizing those values requires keeping the best products and selling off or shutting down weaker operations.

I never doubted for a minute that we could pull it off. This was another of those instances when I felt I knew something for sure. And I feel the same way bout Sterling's friendly merger with Systems Center. I'm confident about the future of the combined enterprise because the best and brightest from both companies are focused on aggressive but attainable growth goals.

Q: Have you ever had the uneasy feeling that an idea which you've thoroughly analyzed, carefully evaluated and intelligently pursued might still not work?

A: Yes. One case involved a $3 billion technology company made up of about 14 different divisions which we wanted to acquire. When we began doing the work, in the summer of 1987, LBO money was available at 13%. I started out determined to make this the second time we'd taken over a company ten times larger than us. But, by the time we really understood all the different pieces, our cost of money had climbed to 16%.

We'd invested $15 million at $23 a share for a toehold, intending to bid $35-40. But the market kept climbing and it became apparent that a $45 - 50 offer would be required.

I was troubled. We had a lot of people working on the deal for about four months. My brother saw that I was troubled. I said this thing just didn't seem to be working. Then he said, "You know, Sam we don't have to do anything." I found that a liberating thought.

I immediately gave instructions to sell our stock in the takeover target and disband the task force. I went to Italy for three weeks. I came back mellowed and spent a couple of days talking to software analysts in New York. As we went from one meeting to the next, I couldn't help noticing that these people were turning whiter and whiter. It turned out that this was the Thursday and Friday before Black Monday of October, 1987. Technology stocks were being killed early. We had liquidated our entire position in the target at $36. The highest price that stock ever traded was $36 ¼. It was $13 a month later. It never came back.

The lesson here is that, after people put great effort into something that could be a real coup, it is very tempting to fool yourself into thinking you can make it work. The entrepreneur in me was

saying, " I can find a way to make this work.' But the trader in me kept repeating the lines from Kenny Rogers' The Gambler; "You've got to know when to hold'em know when to fold'em…know when to walk away…know when to run.' The trader was right. It was time to run.

Q: Any other good examples of walking away?

A: I invested eight years and $100 million between 1968 and 1976 trying to create a nationwide telephone company for computers at a time when AT & T held the monopoly on long distance. I named it Datran - for data transmission company. There were major telecommunications innovations involved. We would be the first digital transmission network, when everything else was analog. We would be the first switched digital network, which gave us a 10-1 cost advantage but which required that we make the first digital switch work. Our engineers did exactly that.

But we also had to bring about a change in national telecommunications policy - from one of protected monopoly to one of competition, where customers would have many choices. We, along with Bill McGowan of MCI, Tom Carter of Carterfone and a dedicated group of public servants at the FCC and Justice department got that done… and, in the process, became a small footnote in economic history. Unfortunately for Datran, we couldn't get it done soon enough.

We had started the anti-monopoly battle in 1968 against what was then the world's biggest company. But we didn't get our charter until 1973. In 1974 and 1975 we saw the most severe bear market since the Great Depression. (Actually the 1970's were worse than the 1930's on an inflation-adjusted basis.) Wall Street was no longer a place where you could get financing. The "nifty fifty" big stocks had lost 60-90 % of their 1973 value, and small cap stocks lost 80% of their 1968 value. (In fact, the S&P 500 didn't regain its 1973 value, on an inflation-adjusted basis, until 12 years later.) The sum total of venture capital money fell from $1 billion in 1969 to about $50 million only five years later. And the commercial bank window slammed shut.

In the mid-1970's, no matter how determined I was to get it done, it simply wasn't going to happen. So, in 1976 I made my most painful business decision. After eight years, I locked the doors and laid off the people

.

Over the next three and a half years we doggedly fought an anti-trust suit against the telephone monopoly and got a $50 million settlement, but this was little balm on the wounds of our loss.

Timing, of course, plays a decisive role. The $500 million of entrepreneurial capital we needed would have been readily available in the late 1960's or early 1980's . In fact, in 1983, just a few years after we hunt down, five different start-up personal computer companies succeeded in raising $100 million each in the equity markets. We all now know today that most of hundreds of billions raised by Wall Street for Dot-Com, Technology and Telecom ventures in 1995 - 2000 were invested in business models far more risky than Datran.

Q: Michaels stores and the arts and crafts business is about as different as it gets from the field of high technology. Yet, even there, you seemingly were able to spot an unusual growth opportunity.

A: Michaels' balance sheet told us somebody was doing something right. Every new store opened was posting strong annual sales gains. The company was offered to us for $8 million and it had $4 million cash in the bank.

You never need to know everything there is to know about a business. If you know the vital few facts absolutely and those facts hold, then everything else there is to know doesn't really matter.

Q: How are Michaels and Sterling doing today?

A: They have very substantially outperformed both the S&P 500 and their industry sectors over the past five years. I'm confident that will continue over the next five years. (May 2001 note: they did.)

Q: Are you to apply the approach of absolutely needing to know only the vital facts to, say, the sovereign bonds of another country?

A: Yes, I think so. Argentina is one example. In recent years, real estate and LBO loans have been busting USA, Japanese and European banks. Before that it was the LDC's or Lesser Developed Countries. In the oil-inflated 1970's , these mostly Latin American nations and their state-owned companies borrowed heavily and spent foolishly, as the state always does. Then they defaulted and brought depression to their people in the 1980's. But following the lead of Chile and its Milton Friedman -taught advisers, Argentina made a fundamental decision about three years ago to go to free markets and away from state ownership and control.

I've bought Argentina and Mexico, and I'm convinced that they are going to be credit upgrades.

A lot of people won't stay with a situation for the time required to achieve optimal returns. We've stayed with investments - whether they're sovereign bonds or new Wyly businesses - because, on the whole, that's how the big gains are produced. You rarely catch the very bottom or very top. We've tried to be right mainly on changes in the tide.

We bought Venezuela par Brady Bonds in 1992 at 63 and watched them drop to the low 50s on rumors of a military coup. This year they've come roaring back above our cost despite having three presidents in three months. We're betting that Caracas will get its act together and return to an investment-grade sovereign borrower. In the meantime, this market will be volatile, but we don't think they will miss any interest payments. Anyway, it's our job to grow income over time…not to gloat or panic over monthly swings in our net asset value.

Q: What other areas of the world are you excited about?

A:: I'm convinced that the three biggest growth areas are Greater China - by which I mean the mainland, Hong Kong, Taiwan and Southeast Asia generally - followed by Latin America and Eastern Europe.

A couple of years ago I was buying Hong Kong Telephone when there was fear in the market about Beijing confiscating all the companies in Hong Kong - as they did in Shanghai 45 years ago. The government of China had invested a billion dollars in it, which I wouldn't do if I intended to confiscate it. The company has a good shot at delivering telephone service to a fair slice of a billion people.

China made the decision in 1978 to free its markets, so there's already been a long process of transferring state ownership and control to the free market. China is well along the road to free markets. And nothing is going to change that.

Q: You sound a great deal more optimistic about china politically than the media and most Congressional Democrats would have us be. Why is that?

A: The images of Tiananmen Square fade slowly. That was a terribly sad incident, but it did little to slow the process. I didn't say China was the most democratic country in the world, but the Chinese have a saying that predates the commissars: "The mountains are high and the emperor is far away." I personally believe that in China, as in Chile, free elections will follow free markets.

Back to the top


Sam Wyly

Sam Wyly Builds a Highway for Computers

Sam Wyly, an engaging and boyish-looking computer technology pioneer, unlike the other innovators portrayed in this book, is not a scientist or engineer by training. He studied accounting and business administration at a small college in his native Louisiana.

Yet Wyly not only introduced the concept of a "computer utility" to the business world and built his successful University Computing Company on it with headquarters in Dallas, Texas, but he is in the process right now of creating another pioneering concern. This second company is Datran (Data Transmission Company), a classic entrepreneurial venture intended to become a telephone company for computers.

Until Wyly came along with Datran, computers - the electronic marvels of our age - were forced to communicate in a costly and convoluted way over old-fashioned telephone wires designed for the human voice . Signals carrying voice travel over the wires as undulating "analog" waves; computers speak an entirely different, machinegun-like digital "language" of "yes" or "no" pulses. The two don't mesh. To be transmitted over facilities designed for a slower, simpler pre-computer age, digital data has to be laboriously encoded with expensive electronic devices to fit the analog facilities and then decoded at its destination to be comprehensible to computers. It was as though the digital data 'bits" (short for 'binary digits"), were being lugged along jungle trails by native carriers as freight added to their normal burden, after being fitted to the carriers' backs at the beginning of the journey and carefully remolded to match the computers at the end. In between, errors easily occur, data "bits" get lost or "damaged," and the circuits, because of added work, become overloaded. As Wyly once told a cheering national conference of computer specialists; "The computer industry has dialed into a busy signal."

Wyly boldly proposed to build an electronic highway through this jungle where the "bits" would

speed along effortlessly like closely-spaced cars. His microwave highway would link U.S. cities from coast to coast with radio transmitters atop towers beaming the "bits" across open spaces and delivering them to their specific destinations in cities via special wire links designed for data flow.

By any measure, the task of building such a network seemed overwhelming, even foolhardy to some. To begin with, that mammoth of monopolies, "Ma Bell," better know as the American Telephone & Telegraph Company, or AT&T for short, strenuously opposed Datran's application to federal authorities to enter the field. It claimed there was no need for a separate digital network. In doing that, AT&T was only reflecting that fact that when companies that once might have been innovators themselves grow big and fat, they often are reluctant to change the profitable status quo. Typical of this attitude, Western Union Corporation in the late 19th century turned down the chance to buy for $100,000 the right to a device invented by Alexander Graham Bell. Western Union officials were convinced that a few, if any, people would ever want to use the strange new contraption. It was the telephone, of course. So a group of enterprising men formed AT&T to cash in on Bell's invention.

A century later, AT&T had grown to one of the world's most powerful monopolies, protected by the U.S. Government. When Wyly started spending millions on Datran, there wasn't clear assurance that federal authorities would allow any competition against the Bell System. Besides, just as Datran was getting started in 1968, the stock market, source of financing of dreams, began its long slide. Wyly had hoped to finance Datran through a public offering. But Wall Street suddenly lost interest in high technology companies, no matter how solid the idea behind them. The market, as Wyly puts it, went from "too much enchantment to too much disenchantment." In the ensuing years, it became difficult to get bank financing as well, as interest rates soared and much bigger and better known companies vied for loans. The original cost estimated for Datran called for expenditures of an astounding $375 million. Venture capitalists don't have that kind of money. Yet despite financial and technical obstacles, Sam Wyly today is well along on his road to success with Datran. In the breath of its vision and its cost, Datran comes close to matching ventures such as Comsat (Communications Satellite Corporation). Except Sam Wyly did it without the benefits of public financing or certainty of regulatory protection by Uncle Sam the way Comsat was constructed.

Datran's technology, furthermore, will do much more than tie together computers in a more efficient way. It will open up new vistas for expanding man's mind, just as the introduction of the telephone brought with it a new level of efficiency and convenience to social and business transactions. The incredible rapid access to information - the Datran network even now can transmit the equivalent of 25,000 words, or about one-third of this book, across the country in one second - is bound to enlarge our educational, entertainment, and business horizons. Not only computer-generated information, but all written and pictorial data, as well as voice and video signals, will eventually be transmitted in digital form because it's the most efficient way of putting electronics to work. One early benefit for businesses, and later for everyone, will be "electronic mail," the sending in seconds of whole pages of text across the country at exceedingly low cost via digital facsimile. The emerging technology of digital transmission, specialists predict, will create a giant new industry in the decades to come.

Wyly's achievement is all the more impressive because it came at a time when mere survival was considered a great feat for many one-time wunderkinder of the computer age. During the heyday of high technology company creation in the 1960's, some of those companies blossomed suddenly, only to wilt like exotic short-lived flowers a few years later. Too preoccupied with the present, young technologists tended to neglect the future, to buy more new businesses than they could digest, or branch out into such unpromising fields as manufacturing computers in direct competition with IBM. Mohawk Data Sciences, Memorex Corporation, Viatron, LTV Corp., Cogar Corp. - are a few of the many high technology firms that streaked across the Wall street sky only to nosedive dramatically.

Some crashed. In Dallas, fast-talking Jimmy Ling, whose lightning mind and remarkable talent for financial dealings enabled him to build up Ling-Temco-Vought into the marvel conglomerate and fourteenth largest company in America in the late 1960's, was forced out of LTV. Ling later failed at a comeback with another concern he called Omega-Alpha ("End-Beginning"). H. Ross

Perot, another Wyly contemporary operating out of Dallas, whom FORTUNE once called "Fastest Richest Texan Ever," found his paper fortune melting rapidly after an injudicious purchase of a Wall Street brokerage firm resulted in a big loss. Ironically, Perot once gave Wyly a stock certificate which hangs behind a glass frame in an anteroom to Sam's office. It reads: 'Electronic Data Systems corp. 10 Shares to S. Wyly from Ross Perot. In case of emergency break glass. September 1968."

Wyly successfully avoided such pitfalls as buying Wall Street brokerage firms, even though he did not escape the financial rollercoaster ride. He was smart enough, however not only to cope with the tough new business environment in preserving University Computing, but also in raising nearly $100 million during these economically-turbulent times to get Datran going. In doing that, Wyly has shown a lot more business acumen than many of his contemporaries. Yet Wyly doesn't fit the stereotype of a tough business tycoon. Blond and green-eyed, attractive and short-statured, still in his early forties, he has a sometimes self-deprecating "Oh, shucks," country-boy manner and his speech is softened by the musical notes of Louisiana. Wyly is so unprepossessing in appearance and bearing that when he was meeting with FORTUNE magazine's editors for lunch in New York once, Robert Lubar, the managing editor, not knowing Wyly by sight, kept surveying the room in puzzlement upon entering, looking for the touted tycoon.

Behind that deceptive appearance is a fluid, creative mind with an ability to grasp concepts, see the future, and the courage to act on it. 'Sam Wyly," says an associate, "is an entrepreneur's entrepreneur." Even during his childhood in Delhi, Louisiana, a tiny town in the northeastern part of the state not far from Vicksburg, Mississippi, his contemporaries looked up to Sam for leadership. He was a game captain of his high school's football team, and helped lead it to winning the state championship in his senior year, playing at guard.

Aside from an intense interest in football during his childhood and adolescent, Sam Wyly had acquired from his parents a voracious appetite for reading. He wasn't particularly interested in science or in mechanical things. His father had originally operated a 400-acre cotton plantation at Lake Providence, Louisiana, on the shore of the Mississippi River, where Sam was born October 4, 1934, the second of the two Wyly boys; his brother Charles Jr. was born a year before. The Great depression dropped cotton prices to five cents a pound and forced Sam's father to look for other employment. He had studied journalism at Louisiana State University, worked as a reporter on the Lake Providence paper, and always wanted to be a writer. But when a friend was appointed by a new reform governor to be the superintendent of the state penitentiary and offered Sam's father a job as an administrator, he took it. He wasn't too happy though, about being a cog in a big civil service machine. It was here that Sam says he got" a flavor from both my parents about being deeply concerned about being an individual in the grip of a big institution where you really don't control your own destiny." What better place than a state penitentiary to instill a yearning for independence?

Sam's father soon bought the Delhi Dispatch, a small weekly. There, Sam and Charles helped out with all kinds of chores: writing stories, selling advertising, setting type, laying out pages, folding the papers, and addressing them. The deadline was midnight on Mondays; it was here that Sam understood the importance of setting benchmarks for accomplishing specific tasks.

From his parents he also inherited a deep interest in politics. Being a local editor, Sam's father was visited and courted by different politicians. While he steadfastly opposed Huey Long for what he felt were his dictatorial political race. Sam's interest in politics carried over into his school and later business life. Sam was always a president of something; of the student body in high school; his freshman class, student senate, and business and scholastic fraternities in college. He wound up in positions of leadership partly because of ambition and partly because 'others looked around for me to give the answers."

Reflecting Sam's interest in politics and also his longstanding fondness for American history, today the walls of the big anteroom to his office on the 15th floor of the UCC Tower in Dallas are decorated with original letters by George Washington, Sam Houston, and Jefferson Davis.

Enrolling in Louisiana Polytechnic Institute (now Louisiana Tech University) in nearby Ruston, Sam first majored in journalism. He then decided that the tiny Delhi Dispatch could not support

all of them - in fact, Sam's father also had a fire-casualty insurance agency and the local Western Union franchise in order to make a living. Sam then asked around what would be the hardest subject he could major in. He was told it would be engineering or accounting. Not caring for engineering, he took accounting.

Armed with his new knowledge, on a visit home once he looked at his father's ledger books with a new eye. He saw that his father spent only five or six hours a week on the insurance business and yet the time was more profitably spent than the many more house devoted to the newspaper. The budding tycoon then asked his father why he didn't give up the newspaper and concentrated on the insurance agency instead. His father replied: "Son, the first thing you need to know is that as a sophomore in college you are at your peak - this is as smart as you'll ever be. It's all downhill form here. Secondly, I like putting out this newspaper." Say Sam; "That wasn't real easy for me to understand then, but I've thought about it a lot since."

In college, he began to get intrigued with business subjects. "I enjoyed the problem solving. I liked to do what a lot of other students seemed to do with great agony.'

He did so well that he won a graduate scholarship to the University of Michigan business school. He also had the chance of going to work for IBM in Dallas, but opted for additional schooling.

His brother Charles, who had also studied business at Louisiana Tech, had in the meantime gone to work for IBM in New Orleans. Charles did so well that he earned $12,000 in his second year with the company. This looked awfully impressive to Sam, who was considering offers less than half that amount as he got his MBA from Michigan.

Sam decided to take the dormant IBM offer and went to work for the company's subsidiary, Service Bureau Corporation, as a sales trainee in Dallas. IBM was then just beginning to introduce computers and since tests showed that Sam had a good technical ability, his boss suggested he should go into technical work instead of sales. But Sam resisted; selling appealed to him more. The Service Bureau was beginning to provide programming and computing services to corporations.

A little later, though, he did wind up operating a computer in Fort Worth; the recession of 1957-58 was hurting and IBM decided to temporarily suspend sales training. In the end, says Wyly, "It was the best thing I could have done, because I had to learn to operate the machines, program them, and do some beginning systems analysis."

Within a year, he was back in Dallas with his own sales territory and both in 1959 and 1960 made IBM's "100 percent club" for top salesmen. Two -and-a-half years after starting with IBM, Sam was offered a bigger job with Honeywell: to become their first area sales manager in Dallas. His mission would be to sell Honeywell computers in northern Texas, Arkansas and Oklahoma in competition with IBM and other manufacturers.

Sam took the job because he was curious to find out whether he could be a manager. It was "tough, tough job," he recalls because IBM dominated the market so much. But he made an impressive record, attaining sales with a five-man staff as high as some other Honeywell offices had with thirty.

Sam was doing well, but was becoming impatient." I was probably in a typical entrepreneurial spot," he recalls. "OK, I can stay with this corporation and progress in it. But I would always have a whole chain of command above me and I won't have my arms around the whole business. I won't really know what the engineer are doing, or the people who create the software. I don't see the whole business but just my little piece of it."

He not only had a yearning for independence, but as he puts it in his succinct way: "At the beginning of 1963 I began to feel that if I can put Honeywell into the computer business, I could put Sam Wyly into the computer business."

This he did later in 1963 with a used computer housed on the campus of Southern Methodist University in Dallas. He had saved $10,000, but in the end needed only $1,000 of his own money to start the company. He left Honeywell and began to pound the hot pavements of Dallas "looking for a banker with some imagination to finance the purchase of a used computer." He didn't find a receptive banker. Instead, he worked out a deal with two potential customers. With

SMU he negotiated an agreement under which he would supply the university with computing time in exchange for housing the computer on the campus. SMU was only too glad to push aside an ancient Univac in favor of a much newer machine Sam planned to get. To the research department of Sun Oil Company he sold five year service contract for a lower-than-normal price and Sun Oil, in return, prepaid the contract. This way Sam recalls; " I had about $250,000 cash in the company although I didn't have any net worth."

The money equaled 23 months' expenses if Wyly found no other customers. But he was certain of signing up a big third one, Texas Instruments. He found a leasing company that would buy a used Control Data computer for 650,0000 and lease it back to him. The deal was guaranteed by a Dallas company named Diversa, with which Sam's father-in-law had dealt in the past. The guarantee was made in exchange for a 49 percent interest in Wyly's company." All I had to do was make monthly payments, says Sam.

It was Wyly's wife Rosemary who suggested the company's name. Sam was thinking of calling it the Mustang Computing Company - the mustang being the SMU athletic mascot. Rosemary wondered whether the wide-ranging name "University" should not be used instead, since the company would be likely to serve other universities and businesses. Sam liked the suggestion.

University Computing was off to the business sweepstakes. From the beginning, Wyly concentrated on big companies as customers. He was convinced that his customers should be able to tap computing power with the ease one uses electricity or the telephone. At that time, the idea of a "computer utility' was bandied about only by academics in universities. With University Computing, Wyly brought it to the world of business. Farthest from Sam Wyly's mind was the idea of a computer utility being a monopoly. He visualized it rather as a series of specialized "utilities' consisting of the most powerful computers available and serving specific industries and scientific specialties. Vital to the whole concept was the ease of communicating with computers from great distances, thousands of miles away if needed.

Wyly felt that users would also find the economies of a computer utility attractive. Since the cost of giant computers would be borne by hundreds of users, it would be less expensive to tap the utility's computing power than for each user to want a big computer which they would be running only a fraction for the day anyway. Sam felt that most companies would no more buy their own huge computers than they would acquire their own electricity-generating plants.

In some ways, this was like offering efficient public transportation to a nation of private automobile owners. Wyly had pitted himself against empire-building in data processing, where as one of his associates says, "You have a chrome-plated floor with fancy colored machines with whirring tapes and a whole bunch of people running around. There's a big glass window where everybody can look in and say; "Isn't that great."

But the concept of the computer utility caught on fast with knowledgeable users. Sam had recruited his brother to work with him and while Charles stayed in Dallas, Sam spent a few months in Tulsa, Oklahoma, opening a branch office, this time with a new Control Data computer. In 1963, University Computing recorded sales of $70,000, but in its first full year, 1964, sales jumped to $692,954 with a net of $136,057.

At the end of 1964, the first substantial equity investment in the company ($100,000 for 9% of the stock) was made by Ben Voth, a retired Tulsa businessman who owned the building where Sam located his Tulsa computer center. Voth had sold his insurance company and saw in UCC and Sam Wyly an exciting investment opportunity; he served as UCC's Chairman for several years.

Sam's aim all along had been to provide programs and computing equipment that a user would have trouble finding elsewhere. "A business," says Sam, " exists to serve customers. You must deliver a value. If a customer does not perceive your service as having a value, it doesn't have value."

University Computing started implementing the utility concept as early as its second year when its salesmen began to offer customers the total company abilities and services without regard to where a given piece of compete equipment was located. Rapid expansion followed; by 1966, University Computing had customers in 23 states. The company began to grow through

acquisitions as well, buying smaller computer services, research, engineering, and consulting firms.

Wyly had chosen a good time to enter the computer services business. "Successful innovation is a question of timing, a question of competition, as well as a question of the man," says one his associates. There was some competition in the field, but it was far from a well-developed industry. Day after day, new companies, big and small, discovered the value of computers and new applications were being thought up rapidly.

University Computing derived most of its revenues from its utility function as well as by providing programming services and acting as a client's computer department, supplying all equipment and staff. It offered services in both scientific and business applications. Scientific uses accounted for the greater portion of its revenues. Even in its earliest years, the company successfully handles a wide range of scientific and technical applications, including simulation of oil field reservoirs, control of petroleum refineries, design of optical instruments, automatic control of factory machine tools, and calculation and graphic display of geophysical data.

In business applications, the company offered a wide range of services such as inventory control, accounting, billing, and personnel record management.

By 1968, University Computing had become a multinational company when it acquired Computer Services Ltd. In England and Computer Bureau Ltd. In Ireland, the largest independent computer service firms in Europe. It also opened branch offices in Australia, Venezuela, and the Netherlands.

There seemed to be no limit to University Computing's growth or adulation that was developing around Sam Wyly. He was 28 when he started the company; two years later he was a millionaire. (His wife noted with a lot of common sense, however: "It's all on paper so what does it matter.") Wall Street had less common sense. In all its history, the stock market had never shown quite as much enthusiasm about an industry as it did about the computer business in the late 1960's and University Computing was one of its biggest stars. Its sales had soared to $57 million, with a net of more than $5 million, in 1968. Its stock rocketed to its all-time high of $187.25 a share. The company had gone public at $4.50 a share in 1965; the stock had been split three-for-one before the big advance. The high of $187.25 was equivalent to remarkable $561 a share before the stock split. Put another way, an investment of $9,000 in University Computing in 1965 would have become worth more than one million dollars in 1968.

Sam refers to those heady days as times when it was "hard to get a benchmark on values." The young man from rural Louisiana was suddenly being showered with tons of paper that looked like gold. Wall Street said Wyly personally was worth more than $100 million and his company nearly one billion.

"When our stock went sky high,' says Wyly, "my first thought was, my Lord, how can we be worth that much money? And then I did the same thing I guess the other fellows did the same thing I guess the other fellows did. I looked around at my competitors and saw the prices their stocks were selling at and I said, well, we are as good as they are and probably better. I guess we sort of rationalized it that way. I really hadn't set out to personally get rich- I just wanted to work for myself."

A master of understatement, in an interview with FORTUNE in 1968 Wyly offered this modest explanation for his company's spectacular success: "You find a little bitty thing you can do, and you keep on doing it." He was pictured standing proudly in from of a not-so-bitty skyscraper with big letters proclaiming it to be the home of "UCC Computer Utility."

Actually, by that time Sam was in lot of good-sized things such as making computer terminals, running a chain of computer programming schools, even designing a supercomputer "to meet the exact requirements of the computer utility operation."

Reaching outside the computer field, Wyly took advantage of that lofty Wall Street valuation of his stock and acquired Gulf Insurance Company by issuing 306,000 shares of University Computing for it. Gulf had $5 million in cash on hand and stocks and bonds worth $60 million; it had judiciously invested long ago in such innovative companies as Xerox. Wyly's aim as to use

Gulf as a kind of bank to underwrite the growth of University Computing subsidiaries.

The deluge of money set off by University Computing stock not only enabled Wyly to buy out Diversa's interest in his company, but personally he was also able to branch out into new fields, too. Trying to prove to himself that University computing wasn't just a fluke and that he could start a brand new company again if he had to, he did just that by buying an oil refinery in Memphis, Tennessee. He used it as a seed for concern he called Earth Resources Company. He bought a small exploration company as well and applied profits from oil refining to finance a search for copper, silver, gold and other metals. Earth Resources now operates gasoline stations in the South and is building a refinery in Alaska. In terms of sales, it has been the most successful of all Wyly ventures, reaching $250 million in 1975.

Another investment during the period took Wyly into the restaurant business. Sam was out for dinner one night with his father-in-law at a small Dallas eatery where steaks sold for $1.29. The father-in-law was impressed. He suggested to a friend, who was looking for something to do, to start a chain of Western restaurants; the result was Bonanza International. Sam wound up as the chain's owner when a $1 million loan he guaranteed for the chain could not be repaid; he and his brother still own 40 percent of Bonanza. Bonanza operates 200 restaurants and has franchised 350 others; total sales were expected to top $200 million in 1975.

Those other businesses have been kept separate from the Wyly Corporation. But when added up, all these ventures make Sam Wyly one of the most, if not the most, successful post-World War II entrepreneur in the United States.

It was only a short step from Wyly's heavy involvement in his computer utility concept to his own data transmission company. The whole idea of a utility depended on efficient communications between users and the company computer centers; early in its history University Computing had pioneered so-called remote batch processing. This is a procedure similar to a customer sending in his laundry and then receiving it back washed and pressed.

But transmitting data over telephone wires, Wyly could see even when he started the company, was a lot harder than taking a load of wash to the laundry. The computer industry was then still an infant; the telephone company not only didn't have the right facilities, but often didn't want to bother with the tiny upstart customer. For a long time, the telephone company wasn't attuned to the needs of the computer data users. It kept charging them, for instance, for a minimum three-minute call as it did all other customers regardless of the duration for the transmission. But the computer operates in fractions - billionths - of a second. Three minutes is an eternity for a computer and presents a big unnecessary expense for the user.

Trying to change that, Wyly in May, 1968 made a tender offer to acquire about 10 percent of Western Union's stock. Other than AT&T, whose monopoly was government protected, it was the only company who had the legal loophole (Dating from its days as the only telegraph company) and the physical rights of way on which a nationwide digital network could be built without changing the national and state by state policies of monopoly in telecommunications. He figured that even a partial ownership of that carrier would give University Computing a voice in Western Union' policy-making. He was turned down. Western Union had its own government protection via an old New York state law saying no one could buy more than 10 % of a telegraph company without a bill passing by the New York state legislature. Undaunted, he set out to build his own national communications network.

He was floating high. The future looked bright for University Computing - so bright that Wyly went on to forecast that the company would have $1 billion in sales in 1975. In light of its previous advance from sales of less than $700,000 in 1965 to $108 million in 1969, that might not have been such an outrageously optimistic prediction.

Being human, Wyly and his associates had become overconfident. "Probably part of our euphoria was based on having done more than we ought to have been able to do," says Wyly. "We had forecast the doubling of sales and profits each year realizing the amount of luck that had been with us and also the amount of leverage we had gotten from the euphoria in the stock market.

Bad economic weather came as suddenly as one of those devastating hurricanes that hit the

Gulf Coast. "We got caught in the 1969-70 money crunch and then in the recession. We thought we were invulnerable to it - and we found out we weren't," says Sam. There was another difficulty - University Computing had grown helter-skelter. "In retrospect," says Sam, "it's clear that we went into more businesses than we could effectively manage or finance."

Not all those purchases were bad. The most important one, Gulf Insurance, was a good company and all along Sam had been upgrading its stock and bond portfolio so that Gulf could pay higher dividends to the parent corporation. Gulf was contributing millions of dollars each year to the effort to build a world-wide computer utility.

In 1970, however, the fire and casualty insurance business fared badly, not only because of the economic downturn, but also because of natural disasters. A vicious hurricane leveled most of Corpus Christi, Texas, and a tornado severely damaged Lubbock. Gulf sustained the largest underwriting loss in its 45-year history.

That wasn't the only problem. The network of programming schools had to be drastically scaled down because the activity wasn't paying off. Larger after-tax losses were incurred by sold or discontinued operations. And University Computing and its divisions found themselves revaluating downward certain accounts receivable, inventories, computer equipment, and even that nebulous and subjective quantity known as a corporation's "goodwill." All this led University Computing to report a staggering $18 million loss on sales of $114 million for 1970. The year before the company had reported a profit of nearly $17 million.

In light of the new unpromising economic climate, Wyly's efforts to get a huge new venture off the ground may seem Quixotic. The cost of the Datran network was estimated at a staggering $375 million. But Wyly wasn't flying blindly. As a star salesman for IBM and Honeywell, he had learned that success in making a sale lay in absolute mastery of a client's business. To find out all about Datran's potential business, he had a team of financial analysts from two New York investment banking firms and a major commercial New York bank carefully examine Datran's cost and operations assumptions. They concluded that the project was financially feasible.

Behind Datran also lay a lot of technical planning. Wyly had assembled a big team of outstanding scientists and engineers, rate specialist, economists and legal experts to prepare the case for Datran. When University Computing filed its initial application with the Federal Communications Commission in November, 1969, the application consisted of a stack of document 6-1/2 feet tall - the biggest document ever submitted to the FCC in a single filing. The FCC was sold - but not until the middle of 1971 when in a landmark decision it ruled that competition in data transmission was practical and desirable. AT&T retained its monopoly over toll voice messages, although new carriers such as Datran could now send voice messages over private lines. Among its competitors Datran was, and is, the only carrier whose sole mission is digital data transmission.

By the end of 1970, Wyly had invested $6.6 million in Datran. He found out that it would be almost impossible to bring out Datran as a public company; Wall Street's ardor for new stock offerings had cooled to the freezing point. Wyly's assistant, Ray Hannon, recalls trying to cope with a backlog of more than 100 telephone inquiries from analysts in a single day when Wall Street bulls were on a stampede. Now the analysts had stopped calling; in fact, many of them had lost their jobs or moved on to other things.

Luckily, through the years Wyly has assembled or started from scratch some basically sound components of University Computing. He aborted such schemes as that planned "supercomputer" and began "cannibalizing" similar to that of KMS Fusion (see Chapter 5), selling off less-promising components of the parent company in order to keep Datran going and pay off large long-term bank debts.

In addition, during University Computing's expansion into Europe, Wyly had met Walter Haefner, a wealthy Swiss entrepreneur who made his fortune importing Volkswagen and Chrysler automobiles and General Electric appliances into Switzerland. Haefner had earlier formed Automation Centres International, a group of computer centers in ten cities across Europe, which UCC had acquired. Now Haefner became enthused about Datran, and began a series of major investments in the new company, amounting to more than $40 million through 1975.

It was a time when investment capital wasn't findable in the U.S. to launch undertakings as different and daring as Datran. Wyly says, "Wall Street was frozen by fears of industry shakeouts and liquidity crunches, but mostly about whether our new technology would work and whether we could compete with the world's largest corporation."

Haefner had confidence in the projected growth of data transmission, and in Wyly's ability to manage Datran through the scary start-up years. Best of all, he had the resources to back up his confidence. Wyly puts it very succinctly: "Without the Haefner investments there would have been no Datran. Now when I read of bills introduced in congress to curtail foreign investment in U.S. companies, I marvel at our urge for self-punishment. What could be worse news for American Consumers than the preservation of monopoly or business inefficiency in the U.S. by denying outside venture capital when our own isn't available."

Wyly himself continued to seek funds for Datran with a missionary zeal. He could divert some Gulf insurance and University Computing profits into the new venture as things looked up in 1971. University Computing reported a $2.6 million profit on sales of $128 million. Gulf achieved a small underwriting profit and realized $8.5 million from capital gains. Wyly was able to invest another $5 million in Datran.

University Computing had by then become one of the world's largest independent computing service organizations and a substantial manufacturer of auxiliary computer equipment. It was employing more than 5,000 people.

The rollercoaster car dipped down precariously in 1972, however, as University computing reported an even bigger loss than in 1970. This time it lost $83 million on sales of $101 million. Gulf's best performance in its history, an underwriting profit of $4.1 million, hardly offset the big loss.

To a significant extent, however, that big loss occurred mostly on paper. It included, for instance, big losses on sales of unprofitable components of the company - sales from which University Computing actually gained millions of dollars. It got $20 million for its computer terminal manufacturing subsidiary, for instance. But in accordance with accounting practices, since the terminal company had a higher "book value," its sale resulted in a recorded loss.

Wyly had realized for some time that his remaining companies needed strong managers. The computing division, for instance, had gone trough five presidents. When Wyly ran it himself, it was profitable, but with technical men in charge, the computer services operation began to lose money.

To bring that operation back to profitability, Wyly sought out Donald Thomson, who had acquired a reputation at International Telephone and Telegraph Company as a skilled "turnaround" man. Thomson had made it his profession to cure "sick" companies. In the process, he employed some clever techniques. At ITT World Communications, for instance, he discovered that the real decision-makers on whether ITT or its competitors got the business were teletype operators, usually unattractive girls who sat in the backrooms where few visitors ventured. In long distance communications, who got the business depended on whether an operator pressed an ITT, RCA, or another button. ITT's share rose significantly after Thomson reduced the average age of his sales to 28 - to match the girls' average age - from the mid forties.

Unlike his predecessors, Thomson brought only one man with him to Dallas. The assistant's sole duty was to invite employees to air their complaints. Thomson then reshaped University Computing to make it even more of a utility than it was; he moved eight big Univac computers, then scattered around the country, to Dallas. Next, he concentrated on money-making businesses, such as banks, as customers. Results were rapid; a year later University Computing was making a good-sized profit.

Wyly's deft handling of the situation enabled him to reduce the parent firm's long -term bank debt by $62 million and at the same time to invest $18 million in Datran by 1972.

To run the accelerating systems and design development at Datran, Wyly brought in as the new company's president Glenn E. Penisten, a young electronics engineer who had risen to a vice presidency of Texas Instrument, the huge technical conglomerate headquarter in Dallas. Still in

his early forties, Penisten had spent 10 of his 15 years at TI managing the creation of new businesses as well as heading up the semi-conductor research laboratories and world-wide TI supply company. Penisten's job was to take a market need, tailor technical capability to it, and build new businesses that way. He had successfully engineered TI's entry into anti-submarine warfare, missiles and ordnance, organized TI's highly successful entry into the consumer electronics market with his hand-held calculator.

The first thing Penisten did at Datran was to install TI-type management discipline. To start with, he trimmed the network's projected size to a realistic level. This reduced the financing requirements to a more manageable $100 million from the near $400 million. Penisten recalls telling his new colleagues: "It's fine to think that we're going to build a national network and turn it on like a Christmas tree one Sunday morning, and on Monday morning the world will line up to subscribe to our services. But it won't happen that way. The network is too complicated - you have to build it one step at a time. And we're going to have a long, painful job of conditioning the market."

Penisten's experience in semiconductor technology and his setting of tough construction standards enabled Datran to cut sharply the cost of electronic instruments that were being manufactured for the company. And before Datran broke ground for its first transmitting site - visible in the distance from Sam Wyly's office - its engineers had effected broad cost reductions through new approaches, such as the design of a new type of radio tower. By a simple expedient of having three legs instead of the usual four Datran's towers saved the company millions of dollars on steel - some of the towers are 450 feet tall. Curiously, Datran engineers also found that the three-legged towers withstand high winds better.

To reflect University Computing's wider scope of activities, the company was renamed Wyly Corporation in 1973. But it continued to lose money; in 1973 it was nearly $5 million.

To continue to invest in Datran and repay debts, Wyly mortgaged the stock of Gulf to secure a $30 million loan and a $20 million investment by Haefner. The goal seemed within reach.

Excitement reigned at Wyly Corp. on December 1, 1973, when Datran's first test message was flashed from Houston to Dallas. It was a remarkably complex message, lasting an hour and a half and designed to bring out errors - none were recorded. The first segment of the digital network worked flawlessly. First customers were signed up soon thereafter and found they could save almost half on their data transmission bills.

Wyly Corp. lost money again in 1974 - $9 million, mainly because Gulf Insurance experienced record losses. That year, Sam thought he had successfully negotiated a $50 million bank loan to take Datran over its last hump. But the deal fell apart as the prime rate soared to 12 percent and banks found themselves short of cash. That was a dark moment. Wyly faced the problem of either shutting down or selling Datran. He faced that question again in May, 1975, when inflation caused Gulf Insurance underwriting losses to soar and dividends from Gulf to Wyly Corp. had to be discontinued. Both times, a combination of company sales by Wyly and Haefner's help rescued Datran.

Over these troubled years, Wyly managed the prodigious feat of paying off $120 million in long-term debt and investing $40 million in Datran. Haefner has contributed another $40 million in Datran and a $5million investment came from Bechtel Corp., the construction company.

Despite its financial tribulations, Datran scored a big coup early in 1975 when it put into service most of its novel network. To be sure, the company had to compromise on the original plan. Its 59 microwave towers so far march only along the Houston-Chicago segment. To reach the West Coast, Datran subleased microwave circuits from the Southern Pacific Communications Company, a subsidiary of the Southern Pacific Railroad. To reach the East Coast, Datran leased bandwidths from AT&T. Southern Pacific, on the other hand, has extended its network from St. Louis to Chicago by utilizing the Datran-engineered sites. Southern Pacific transmits voice, facsimile, and video over its facilities.

For local in-town connections, Datran for the time being decided to rely on the telephone company, but with the enhancement of the quality of these wires with special electronic devices. This unexpected collaboration was made possible by AT&T's belated entry with improved analog

data transmission service. The FCC was backed by the courts when it required the telephone company to make these local loops available to other carriers.

Despite such compromises, Datran still arrived with the most impressive, fastest, and least -expensive-to-use data network. Its heart is a unique electronic switch, a technical marvel that consists of a roomful of computers that can handle 80,000 calls an hour for more than 10,000 subscribers. It switches high-speed computers data circuits in half a second, connecting any two computers or terminals anywhere on the network. This isn't possible on the analog network unless a customer leases a point-to-point private line - and pays for it whether it's in use or not, at a cost that's huge compared to Datran's.

Datran thus employed advanced technology to multiply and leverage its capital. With less expense and equipment, it has built a network that is ten times more efficient than any analog transmission plant in existence.

The sharp reduction of the connect time between two computers miles away - to half a second from an average 10 to 20 seconds - on the face of it may seem trivial. But a big user of data transmission, say a department store chain with each store querying a central computer thousands of times a day, can benefit significantly from the faster speed.

The speed of the switch, furthermore, permits Datran to replace the telephone company' traditional three-minute minimum rate with a six second minimum. This allows occasional users to become customers, without the need to rent expensive private lines. A customer can send a burst of 9,600 bits of data - equal to about 2,500 words - to a terminal 600 miles away and be charged only three cents for the 10- second transmission. The existing telephone system does not permit transmission that fast. Sending this data at available lower speeds and paying the three-minute charge would cost $1.13.

The Datran system is almost completely error-free, avoiding costly re-transmissions frequently required on the conventional telephone network. The Datran network is under constant electronic surveillance of the type that enabled the U.S. to launch faultlessly the giant Saturn 5 rockets that carried astronauts to the moon.

At Datran's headquarters in Vienna, Virginia, just outside Washington, D.C., an elaborate, computer-controlled sentinel system checks the status of the whole network every five seconds and displays the results on a TV-like screen. Irregularities in the line and at unmanned transmission sites are instantly detected. Maintenance crews are immediately dispatched by radio from the nearest Datran office, if needed. The surveillance system keeps track of about 450 functions at each site. If an unauthorized persons breaks a lock on a wire gate at a transmission site thousands of miles away, or even if the red aircraft warning light atop a radio tower goes out, the information is immediately displayed in the control center. At 8:00 each morning Datran management gets a 24-hour trouble report.

This kind of innovative automation, far ahead of any other civilian communications network, allows Datran to spend less than half of what other carriers spend on maintenance.

After Datran began large-scale operations in 1975, signing up business customers at a fast clip, the skeptics began to see the possibilities. Although compared to AT&T Datran is a mosquito buzzing around an elephant, the elephant has become concerned. Reversing its previous stand, AT&T entered the field with an upgraded analog data transmission service which it offered at a low price in five cities. Can AT&T force Datran out of business? The FCC now seems inclined to encourage regulated competition; in 1975 it restricted AT&T from offering its service at the low rates in other cities, thus increasing Datran's survival chances. Furthermore, Datran reached agreement to lease bandwidths from AT&T at wholesale rates, thus making its expansion easier.

There are other big entrants eager to jump into what now looks like a lucrative field. Since the market for digital data already amounts to nearly $1 billion - with AT&T accounting for the overwhelming share of it - and because it is expected to grow to $5 billion or $6 billion by 1980, such giants as ITT and IBM have become interested. Wyly and Penisten are certain, however, that Datran can stay ahead by remaining technically flexible; they expect Datran to be a $200 million-a-year company in 1980. Their optimism is echoed by Sol Linowitz, former chairman of Xerox Corp, who became a Datran director 'because I regard it as undertaking a very exciting,

innovative program in an area of immense potential.'

Another prominent Datran director is Dr. Glenn T. Serborg, Nobel Prize-winning nuclear chemist and former chairman of the Atomic Energy commission. He feels that "digital data communications will, over all, expand into a huge business - this seems inevitable in view of our societal march toward a future based so largely on data and communications. The question with Datran, of course, is whether an emerging company based on brains and daring can carve out a substantial share of the market. If Datran can survive the next year or two, I believe they will succeed in doing this."

Datran's future will not be fully assured until the company starts recording significant sales and banks begin to lend it money to expand into such promising fields as digital transmission of voice. Wyly says he may be forced to sell Gulf insurance to keep Datran going, or even sell a majority interest in Datran - although he feels that's unlikely. "We've brought it this far," he says," and we think we can carry it the rest of the way."

Wyly remains firmly convinced as ever that we are in a transition stage toward 'knowledge work - working with your head instead of your hands." "Knowledge," says Sam, "rather than capital, labor or raw materials is now the major source of industrial growth. The computer is a revolutionary tool like the steam engine that change the way man worked." The computer's product, information, he is convinced, is the intellectual equivalent of energy. With Datran, he feels that the 20th century's counter part of the steam engine now has a railroad network all its own to open up new frontiers of the mind.

Wyly is supported in his views by the ever-growing, pervasive use of computers and computerized equipment. The list is impressive. Retail point-of-sale terminals are moving into the stores, electronic transfer of funds by banks is catching on, more insurance claim adjustments are being transmitted over long distances, law enforcement agencies need to exchange information fast, and there are a myriad of demands for fast data transfer in business.

The number of big computers is expected to more than double to 162,000 from the present 80,000 in this country by 1980, while the number of computerized terminals is expected to soar to nearly three million from the present of less than one million. More and more, these devices are being oriented toward telecommunications, or distant data transmission.

Wyly starts out each day, month, and year with a list of objectives to accomplish, written down on a lined yellow pad. Some of these goals may look grandiose to an outsider. But Wyly quietly goes about his business, removing the obstacles one by one. He finds that clearly crystallizing a matter and setting a date for a decision galvanizes him and his associates into action." I go home and sleep well every night," says Sam, who most of the time is as serene as an astronaut landing on the moon. "I don't chew my nails."

He moves with great acumen and confidence in the strange labyrinth of the financial world," says Glenn Seaborg. "He has tremendous courage in the financial field and is willing to risk a good part of his fortune on Datran.

"I'm well ahead of the $10,000 a year I thought I'd ever have to earn when I was in college. I wouldn't want to live in any bigger house than I'm in right now; I don't need a bigger car. I have no particular buzz about having a bigger bank account - it probably wouldn't matter. I'd just do what I've done before - give it away." He had contributed heavily to churches, schools, and helped get the educational TV channel going into Dallas. A 16-story Wyly Tower graces the campus of his alma mater, built in part with funds contributed by Sam and Charles, who is now chairman of Wyly Corp's executive committee. The Charles Wyly, Sr. Tower of Learning was named in memory of Sam's late father, who always strove for knowledge. About the Wyly Tower, Sam says with a laugh: "It's the tallest building between Shreveport and Vicksburg, Mississippi." Appropriately, on its first floor it houses a computer center, while a full nine floors are occupied by the university library. Several hundred youngsters have gone to Louisiana Tech on Wyly scholarships. Sam has also been actively involved in helping start minority businesses and has served as the national coordinator of the federal effort in that field.

"I really like my job and I like it a lot better than I did when the market said I when the market said I was worth $100 million more," he adds. " I feel a lot more satisfied with the things I've

accomplished. And if the report card doesn't say so now, it really doesn't bother me because I keep my own scorecard. The public scorecard will catch up. It may be a year or two away, but it will be there."

Back to the top

A Piece of the Computer Pie

by Ben Voth - 1972
First Chairman of University Computing Company

Sam Cuts the Pie

This is a story about the fantastic growth of University Computing Co.; one of the leaders in the new field called computer software. It is not a detailed history, a specialized description of computers and computing. Rather it is the human story of one man's association in the spectacular emergence of America's most glamorous industries.

I was probably one of the oldest men in the computer industry, and my age and previous business experience permitted me to take a detached and objective view. It was not exactly like sitting on Mount Olympus. I had money invested, and I took my responsibilities seriously as chairman of the board.

But I was not a scientist or technician, not an operating official of the company, so I looked at the computer business as a layman. And I think I brought to this pioneering, fast-sprawling UCC a steadying influence and a guiding philosophy gathered in a lifetime spent in the slow-moving, conservative insurance industry.

That may seem an incongruous combination-a retried old insurance man as chairman of a fledgling company in a brand-new industry so highly technical he could not understand much of it. But business principles are the same everywhere, and the purpose of this book is not simply to tell the story of UCC's growth, but to give some of the philosophy that took me personally to riches and that moved UCC along the same path.

Not everyone will be as lucky as I was and not everyone can make a fortune in four years, of course. But it is still possible to become wealthy in the United States today. There are plenty of opportunities for investors and plenty of opportunities for young men and women in scores of lines of business activity.

It helps to get in on the ground floor of a growing concern. But far more new concerns fail than succeed. There are many individual reasons for this, of course. But my half-century of experience has convinced me that there is one basic principle, which every successful, lasting business enterprise must follow. It may sound corny, but it's the age-old principle of the Golden Rule.

There is a notion in some quarters that most fortunes are made through avarice and greed, such as despoiling our natural resources or exploiting the poor. Quite to the contrary, the way to make a fortune in this country today is to follow the Golden Rule, giving the other fellow the kind of deal you would like to get from him. One reason for this book is to give examples from my own business experience of how this principle brought benefits.

This policy is expressed and applied in many ways in business. Sam Wyly, the founder and president of UCC, expressed it when he justified his seemingly overgenerous policy of stock dividends and stock options to employees by the homely remark that "the more pieces you cut the pie into, the more pie you have to cut."

That policy worked for Sam Wyly and the University Computing Co. And that is what this book is

about.

How I Got a Slice

Sam Wyly was the guiding genius of University computing, its founder and its chief executive.

I met Sam Wyly one day in 1965 when he inquired about renting some space in an office building I owned in Tulsa. University Computing Co., his fledgling concern, was just beginning to branch out from its single original operation in Dallas. He had obtained a contract with Sunray DX Oil Co, now a part of Sun Oil, and needed office space nearby. My building was right across the street.

My interest in Sam Wyly was far more than that of a landlord. I had had some very enlightening experiences with proper and improper uses of computers I the insurance industry; so I appreciated the need for what Sam was doing.

Also, Sunray DX had been one of my biggest and best clients when I was in the insurance business, and I knew the company's officials and operations well. The company was having a lot of trouble with a big new computer, and I could see how Sam was helping to straighten things out and supplying a much-needed service.

Furthermore, I was interested in helping young men get ahead. Sam Wyly was a likable chap, and I helped him in various ways, such as getting more business in Tulsa and elsewhere.

Everyone claims to believe in the Golden Rule, but unfortunately, it is not always applied in business dealings. I feel strongly that he Golden Rule can be the cornerstone of a successful business philosophy. I know that when I have applied it I have been rewarded manifold, and in many ways.

When I was a young man, many people helped me shape my life and career. I soon realized that the best way that I could repay these generous assists was to help other men get started in their careers-by giving them considered counsel on their problems or, or sometimes, by helping them in a financial way.

This was the way it was with Sam Wyly and me from the first. When I met him, I immediately liked him -as do most people. When I found out he had recently started a company, I wanted to help him. I certainly remembered some of the difficulties I had had with the Standard Insurance Co. in its early days. So, I gave Sam and his people some good prospects, made some phone calls in his behalf and lent him some office furniture. I sincerely wanted to help him as I had been helped, and here is the payoff: I wound up with a piece of the computer pie.

I wanted a chance to make some more money.

Now that statement may need explaining to some people. I already had several million dollars salted away, bringing me an income greater than my wife and I would spend. And we lived well and had most of the material things we wanted. Our children were happily married and well provided for. I was 65 years old and had retried from active business except for owning an office building.

Why then did I want to make more money? Why get back into the hurley burley of business turmoil? Pure greed? Crass commercialism?

No. I wanted something to do. I was restless. Since retiring I had traveled abroad and enjoyed it. I was doing some civic and charity work. But those things did not take all my energy or interest. Supervising my office building and other investments was not enough of a challenge. Maybe it was the habit of a lifetime of hard work. I felt let down, at loose ends.

So when I got a whiff of the computer business I my nostrils I reacted like an old fire horse when he hears the alarm bell. As for wanting to make money, I look upon that as simply a yardstick for measuring business success, and I make no apology for it.

A politician measures his success by his ability to rise from one elective office to another until he becomes a United States senator. A musician, I suppose, wants to advance from second violin

to first violin, then to concert master, and finally to orchestra conductor or concert soloist. Just so, a businessman measures his success and his satisfaction with dollar signs.

People should not criticize a businessman for making money, even for making a great deal of money, provided he makes it by ways that are legal and respectable and productive, and provided he doesn't make a fool of himself in the way he handles his wealth. Making money is his vocation, his achievement, his satisfaction.

So when I bought myself a piece of the computer industry I frankly expected to get not only mental relief from the boredom of retirement but also a financial reward as a measure of my business ability and investment judgement.

I got both far beyond my expectations.

I studied Sam Wyly carefully. I introduced him to many influential business friends I had in Tulsa. I telephoned many of them to suggest that they invite Sam Wyly or his associates to demonstrate how he could help them with their computer work. I helped him in many ways, and all the time we got to know each other better -and to like each other more.

At the same time, I studied the computer business and talked with Sam about it. What I discovered, I liked.

Sam was 30 at that time, 1964. He knew the career he wanted while still a youth. He had graduated from Louisiana Tech with a B.S. degree and then got a master's degree in business administration at the University of Michigan, specializing in computers. He first went to work for International Business Machines Co. Then he was hired away by Honeywell Instrument Co., just getting started in the computer business, as head of its Dallas district sales territory.

In 1963 he resigned from Honeywell to start his own company in what is known as the software end of the computer industry. The full meaning of that will become clear later on, but briefly it means showing people how to make the best use of the hardware-the machines themselves. In explaining why he did this, Sam once told me, "I knew that if I could sell IBM, the best known in the business, and Honeywell, at that time the least known, I could sell my own computer company."

That decision is characteristic of Sam's confidence in his ability and of his perspicacity in foreseeing which way the computer industry was going. It is those qualities which explain UCC's fantastic growth and success.

There are many hundreds of software companies in the computer industry. A number of them have failed in recent years, many have had to merge into bigger competitors. Few, if any, have had the success of UCC, despite its stock gyrations. I may have played a small part in this success and so, unquestionably, did many others. But Sam Wyly was UCC, and vice versa.

I spotted Sam as a comer from the first. I had hired enough people and worked with enough young men to be something of a judge of business ability.

Also, I knew just enough about the computer industry to know that it was going to grow rapidly and that Sam's end of the business-software-had tremendous potential.

Futhermore, my intuition told me that this was a great opportunity. I am a great believer in the value of the workings of the subconscious mind. Call it playing a hunch, or call it a sixth sense if you want. But constantly during my business career I would put a problem in the back of my mind and sleep on it or go about other things until sooner or later the right answer came to me. In that way I have drawn on my subconscious mind to help me make most of my important business decisions.

In this instance I used all my conscious mental faculties to the utmost by learning all I could about Sam Wyly, his enterprise, and the computer industry in general. All that I learned was favorable, but the impetus to act came from an inner urge that told me that there was what I had been looking for.

Sam Wyly is a handsome young man who makes a good impression from the first. His warm brown eyes look at you with a steady, unwavering gaze. He is always watching, is mind is

always clicking. His light hair just misses his shirt collar. His manner is easy and open and always considerate. In fact, he seems to have no hangups. His spontaneous sense of humor relieves many dull or stressful moments.

I was also impressed with his moral character because, being a Christian Scientist, he neither smoked nor drank. I am a social drinker myself, but I admire a man who has the strength of his convictions and I believe that a man who adheres to a code of personal morals will also adhere to a code of business ethics. I considered him a person of strong principles as well as intelligent and hard working.

I investigated Sam more than casually. I visited Dallas and got acquainted with his wife and his father-in-law. Everything I saw looked good. He was one of those lean and hungry people who are determined to make a success, and he had the technical training and the experience for his business. He could have made a success in just about any line of business. I knew enough about the computer business to know that he was in the right end of it, and at the right time.

Sam's first customer when he went into business for himself was Southern Methodist University in Dallas. He rented a secondhand Control Data 1604 machine and computing work for S.M.U. in exchange for the rent of his space. Then he scouted for additional clients to use his equipment part-time, and one of his first big customers was the Sun Oil Co. regional office in Dallas. It was through Sun that he made a contact with Sunray DX, which brought him to Tulsa.

Back to the top

Sam Wyly, Entrepreneur

Michigan "Dividend" - 1997

Maverick Investor - 1993

Sam Builds a Highway for Computers - 1975

Ben's Book - 1972

Green With Energy - 2001

California Got It Wrong ! - 2001 Texas Got It Right !

Sam's Photo Album

Green Mountain Energy

Michaels' Arts & Crafts

Ranger Capital

Two Mile Ranch

University Computing Faces Another Goliath

By John Oliver Gunn

The computer, which has been blamed for just about everything else during its meteoric rise to economic pre-eminence, now has been charged with primary responsibility for the telephone paralysis currently afflicting New York, San Francisco, and a growing array of metropolitan centers in between.

What's more, the new charge seems likely to stick. For the computer has in this instance adopted a decidedly uncharacteristic legal posture. Traditionally, it has stood mute, scornfully aloof in the face of wide-ranging accusations of statistical havoc and financial inhumanity. But on the single count of rendering the renowned Bell System *non compos mentis*, its courtroom spokesmen have pleaded the computer guilty and have offered to make amends by means of a $375 million investment.

That tidy sum represents the estimated cost of a national digital data transmission network which University Computing Co., the Dallas- based international "Sears, Roebuck" of computing services and products, proposes to construct through a subsidiary, Data Transmission Co. (DATRAN).

The bill of particulars detailing the computer's confessed guilt and mapping the road to redemption is to be found in a five-foot-high stack of documents- a1legedly the largest such set ever received by the Federal Communications Commission- which was filed with the FCC on Nov. 25, 1969, in support of DATRAN's construction application.

What happened to the nation's backbone telephone service in recent years, it says, is simply this:

AT&T, already hard-pressed to keep up with an insufficiently-anticipated record growth in human-type telephone usage, was caught flat- footed by the telecommunications backwash ,of the computing revolution, which swamped Bell's lines with computer-to-computer calls that they were unequipped to handle. From a standing start, data transmission via telephone increased some 40 per cent in each of the prior several years and multiplied by 56 per cent in 1969. Yet all this is mere prelude; the $500 million which last year's data business contributed to AT&T revenues was only a shade over three per cent of the corporate total, but the data increment can be expected to climb substantially each year for the next decade and beyond.

Still, the worst of the problem, from the telephone subscriber's standpoint, is not the volume of data traffic, but its fundamental nature. The existing telephone network is an analog system, designed to carry the human voice, and therefore basically incompatible with the data communications needs of computers, which converse in digital terms. This incompatibility can be relieved by means of ingenious conversion devices, called modems, which must be installed at both ends of computer communication to translate digital conversation to analog transmission and vice versa. But the process is inherently wasteful of both time and money, and highly unsatisfactory for an concerned.

For the computer customer, it produces indefensible connect and disconnect delays (and resultant costs), outrageously frequent busy signals, a potentially disastrous proportion of transmission errors, and uneconomic sacrifice of machine speeds and flexibility.

For the human subscriber in large-traffic areas, it means inundated telephone circuits, service that is erratic or worse, and the fast-developing threat of disproportionate rate increases

calculated not only to meet 1egitimate increases of consumer related costs but also to help finance emergency expansion of facilities (at record interest rates) for which computer demands are primarily if not solely responsible.

All this because the computer revolution of the '60s was involuntarily harnessed to a voice-oriented communications system which ante- dated its development and has been painfully backward in adjusting to its requirements. So reads the DATRAN application, at any rate -and it seems amply supported by knowledgeable regulatory and industry sources, some of them within Bell's own engineering ranks.

Thunderous applause greeted University Computing Chairman Sam Wyly early in May, when he told the American Federation of In- formation Processing Societies, in Atlantic City: "The initial demand for data transmission led to the use of the only transmission vehicle available -the telephone system. But the computer has dialed into a busy signal. As a result, we are confronted with a crisis in digital communication which is the number one problem of the nation's fastest growing industry...Up to now, we have been victims of someone else's economics and priorities. I hope that henceforth we can become architects of our own future."

The architectural medium which Wyly is proposing is a transcontinental microwave network which would extend ,from Boston to Atlanta in the East, blanket the Mid- west en route to Minneapolis, stretch south to Houston and San Antonio, then run through Phoenix to San Diego, Los Angeles, and San Francisco. Initially included would be 35 metropolitan centers and their environs within a 50-mile radius, thus providing geographical representation for well over half of total current data transmission traffic, with unlimited expansion potential to meet future dispersion needs.

The intended network would provide total switching capability, which means every subscriber could instantly contact any other system member, irrespective of location. And it is completely digital in concept, designed to transmit data in any digital form, but specifically excluding all types of analog communication.

It would be an end-to-end system, equipped to handle every aspect of the transmission round trip from computer to computer and back again without use of telephone facilities at any point, except where the individual customer might request some relatively minor degree of interconnection with the written concurrence of the local telephone company. The plan also encompasses ultimate provision of private-line digital circuits, outside the primary switched network, for customers desiring an internal system of communication between computers in various company locations.

DATRAN's Independence

Importantly, especially in view of FCC's understandably jaundiced attitude toward interlocked computing and communication services, DATRAN is programmed as a digital common carrier. Despite its status as a wholly-owned subsidiary of University Computing, the pending application makes clear that it would be separately managed, separately staffed, and separately operated, with transmission services open to all comers on equal terms and with a published schedule of tariffs applicable to all alike.

The UCC parent already has invested $4 million in development of the DATRAN concept and expects to spend perhaps another $15 mil- lion by the time FCC approval is secured, hopefully within a year. Thereafter it will pour many additional millions into the project, although the bulk of the $375-mi1lion construction budget obviously will have to come from public financing sources-a process which will reinforce and underscore DATRAN's independence of UCC operating control.

The sites of about half the microwave stations already have been optioned, and turnkey bids submitted by major contractors confirm the company's expectation that the national network can go into initial operation within 30 months following FCC authorization, with the last of some 160,000 anticipated tailcircuits in place 18 months later.

That four-year projection of 160, 000 charter customers seems an ambitious undertaking. But the potential undeniably is there. A major trade publication in the field recently described the demand

for a digital data network as "overwhelming." This editorial judgement is scarcely surprising, in light of the extraordinary user incentives involved.

DATRAN promises to complete a connection within three seconds, as compared with a corresponding Bell System average of 18 to 20 seconds, and to reduce the incidence of busy signals to about one-fifth the frequency encountered on congested Bell lines. Moreover, the digital message will move via DA TRAN as fast as the customer's communicating terminal can generate it, up to 14,400 "bits" per second on a switched basis, Bell can do no better than 2,000 bits per second over the dial network; and every Bell subscriber must pay for that standardized capacity irrespective of his needs. DA TRAN offers four scale-priced transmission speeds keyed to computerized equipment output, with intermediate stops at 150, 4,800, and 9,600 bits en route to the 14,400 maximum.

DATRAN's proposed tariff charges the customer only for the time actually used in transmission, with a six-second minimum versus Bell's three minutes. Total DATRAN subscriber cost is further reduced by the tremendous increase in completion speed. The per-ca1l saving would appear certain at least 60 per cent via DATRAN, and often many times greater.

Transmission accuracy also be vastly improved by the new network. For the relatively trouble-free year of 1964, the Illinois Institute of Technology reported a Bell System data-transmission error rate of one bit per 100,000 when no signal disruptions occurred, or one bit per 10,000 when the signal was disturbed (as it was on 20 per cent of all calls monitored). DATRAN designed to a systemwide error incidence of one bit per one billion, and is prepared to guarantee that no individual subscriber will experience an error rate of more than one bit per each 10 million moved from terminal to terminal, through three switches.

Boon to Phone Use

In addition, DATRAN's interfacing flexibility, applicable typewriters and photocopying machines as well as compute enable it to transmit facsimiles and other graphic reproductions at least six times as fast as the Bell System can, with corresponding cost reductions (and accuracy advancements) which constitute a tremendous potential boon to medical practitioners, educators, and scientific researchers.

All this would be coupled with immediate and lasting relief for conventional telephone subscribers the hardest-pressed metropolitan regions. Easing of overload would reduce busy signals, minimize call waiting-periods, and generally bring service standards much closer to what they were in the fondly remembered "good old days" of two or three years ago, before the full crunch of the computer communications onslaught. The latter-day wave of local rate increases very likely would continue unabated in volume and frequency, but logically might be tempered in size to reflect reduced pressure for the greatest possible expansion of facilities in the shortest possible time, regardless of the condition of the money market.

UCC's Wyly insists that this cooling process would be good for the telephone industry, as well as for the telephone subscriber.

"Establishment of the DATRAN network," he says, "will relieve the worst effects of a data transmission crisis which the telephone industry was unable to anticipate and is unable to resolve, and will enable the dominant Ben System to concentrate on badly-needed renovation and improvement of basic analog telephone service. It also will afford AT&T greater freedom to accelerate commercial introduction of major new consumer services, such as the picture-phone.

"Beyond this, by removing the transmission bottleneck which is stifling the growth potential of the computer industry, DATRAN will open up a vast new communications market, of which the lion's share inevitably will go to AT&T. UCC's economic studies and field market research indicate that, with the impetus provided by DATRAN, the U .S. data transmission business could total $10 billion before 1980. DATRAN's present near-term objective is only 10 per cent of that business, confined largely to the fields we are best equipped to serve -banking, securities, manufacturing, insurance, retailing, petrochemical, and transportation. AT&T win wind up with most of the 90 per cent remainder, and hopefully win use the DATRAN experience to prepare itself to do a far more acceptable job of handling that increased business.

"We are ready to go still further. Although the DATRAN System incorporates its own local distribution facilities and therefore is totally independent of telephone lines, we nonetheless wrote AT&T and other affected common carriers some months ago, expressing a willingness to cooperate with them even to the extent of entering into interconnection agreements where they considered it desirable to interconnect with us. DATRAN representatives have since met with AT&T, General Telephone, and several other carriers. The reaction of some of the more progressive independent systems has 'been encouraging, and others may yet see the light.

"The record suggests, for example, that Mid-Continent Telephone was virtually alone among the telephone systems in initially recognizing that the FCC's Carterfone decision a couple of years back actually advanced their interests by opening up important new revenue sources to them, rather than simply foreclosing a previously captive market. Thus far, however, the industry's general response to our offer has been predictably reminiscent of its original Carterphone alarm and just as unfounded."

Significantly, AT&T has appealed to the courts an FCC decision approving installation of an experimental microwave data line from St. Louis 10 Chicago by Microwave Communications, Inc., which proposes establishment of exclusively private-line, non-common-carrier, multipurpose analog data transmission service between those two cities and between San Diego and Seattle as well. The $44 billion behemoth also has been quoted in the press as willing to convert a portion of its analog plant to digital technology "in a few decades". The prevailing AT&T attitude is more than faintly suggestive of General Bull Moose's declaration of purpose in the stage production of "L 'il Abner" : "I've got to get all the money in the world. I need it."

Fortunately, the FCC has shown recent signs of a pronounced favorable disposition toward introduction of competitive elements into communications' long-closed corporation. This view, reflected in the recent Carterfone and MCI findings, is likewise evident in an April 2 tentative ruling that data transmission services should be non-regulated and in the Commission's description of applications such as DATRAN's as indicative of "major progress toward improved and more economical communications services for computer users",

The FCC also is conversant with current developments in California, where the Public Utilities Commission's investigation of the local Bell affiliate's $195 million rate increase application specifically includes an inquiry into data transmission's impact on telephone rates and service, pursuant to a consumer organization's allegation that: "Consumer interests in telephone service are being prejudiced by data transmission over telephone lines."

While the regulatory outlook thus is distinctly encouraging, the DATRAN application still is a long way from FCC approval. Formal objections were not filed by A T&T , General Telephone, Western Union, and other intervenors until mid-April, and the examiner's hearing- anticipated for late 1970- has not yet been scheduled. The ultimate decision can't be expected in much less than 12 months-perhaps 18.

It would surprise no one if AT&T were to make full use of the intervening span by dredging up every obstruction it can find or fabricate to deposit directly in Sam Wyly's path. Wyly was, in fact, warned by a number of presumably well-meaning friends not to file the DATRAN application at all, because of the devastating confrontation it inevitably would produce with Mr Big.

But Wyly disregarded equally shrill counsel when he first entered the computer services field seven years ago. He is even less impressed with superior corporate size today. As IBM could tell A T &T, this extraordinary young man doesn't scare; he just keeps coming on, strong and sure.

Son of a Louisiana weekly newspaper editor, Wyly arrived in Dallas in 1958 fresh from the University of Michigan, with a master's degree in business administration and a consuming interest in electronic data processing. He promptly became the star local salesman of IBM's Service Bureau Corp., establishing a performance record which led Honeywell to recruit him in 1961 as area sales manager for its inaugural effort to crack the Texas-Oklahoma- Arkansas EDP market. Within two years, Wyly had built a prospering regional organization, competently staffed and equipped with all the business it could handle.

Wyly's Wild Flyer

Then, in July, 1963, Sam Wyly, age 28, calmly walked away from this apparently promising future to take a wild flyer on his own. He had no customers, no associates, and just enough 'money .to capitalize University Computing with $1,000 and arrange to finance the $650,000 purchase price of a second-hand Control Data computer. There was nothing left for office rent, so when the machine arrived in October, he traded Southern Methodist University computer time for a place to house it.

But young Sam Wyly foresaw a time when commerce and industry would use computer services the way they used electricity- not by buying a power plant of their own, but by buying a means of continuous access to one. He called this concept "the computer utility", and he set out to create the first and largest of its kind, to ,be gradually expanded from its local base to regional, national, and ultimately worldwide proportions.

Wyly's envisioned utility clearly would have to offer one-stop tota1- service capability to the computer user. It would have to assemble a battery of completely modern, large- scale computers in each of a number of geographic locations, and design, develop, manufacture, and install on each customer's premises a remote terminal (the computer equivalent of the electric outlet) by which the customer could "plug into" the waiting computer capacity at will. This basic service then would be augmented by all of the human and electronic skills required to tailor raw computer potential to specific customer needs.

To effectuate this concept would require a marshalling of rare creative talents plus vast amounts of capital, Wyly realized. But he had no doubts about his ability to put together a team of specialists equal to the job. And he felt sure the money would become available as it was needed, if only he could sell the central utility idea, in the face of predictably determined opposition from IBM and "the seven dwarfs" of computer manufacture, as well as from the many hundreds of local independent **EDP** service bureaus which likewise had a vested interest in computerization's continued fragmentation.

That he was right on both counts is now a matter of record.

Among the first prospects he called on in 1963 were Sun Oil and Texas Instruments, both of which joined SMU as charter (and major continuing) clients of University Computing. Things went so well, so fast, that within six months, he was able to induce his year-older brother, Charles to leave an IBM sales managerial post for UCC. The financial expertise of graduate-accountant Charles, who became president last year, has been a major factor in the company's progress. His presence was felt immediately, and was reflected in the fact that for its first full year of operations, the fledgling company showed a profit of $110,000, or six cents per share, on sales of $693,000.

Early in 1965 Sam Wyly stated publicly that UCC would successively double its share earnings in each of the next five years, and reach the $100 million revenue mark by 1970. Discounting acquisition pooling adjustments which retroactively raised the 1966 and 1967 earnings very substantially above originally reported levels, the first objective was accomplished, right on the nose, a11 the way into 1969. The second goal was achieved a year ahead of schedule when 1969 revenues topped $108 million-just 156 times the 1964 total.

Wyly has announced a relatively conservative pair of targets for the 1970-1975 period. He'll settle for an earnings performance which places UCC annually among the top two per cent of all NYSE-listed companies in share appreciation, and for a mere 10-fold increase in revenues, to $1 billion in 1975. Neither is the most facile of ambitions, but Wyly certainly seems to have the horses and he is off winging with another good first quarter. There are not very many unbelievers left any more, except perhaps in the AT&T executive suite and along Wall Street, where belief in anything these days is tantamount to heresy.

UCC came out over-the-counter in September, 1965, at 4-1/2 and shot up to 96 before splitting 3-for-1 two years later. It climbed to 185 in 1968 and had hit a 1969 peak of 160 before going on the Big Board last September. It closed the year at 99-3/8 , and the rampant bears dropped it to an incredible 19-1/2 within five months thereafter. If there is any relationship between that market evaluation and operating reality, it is mighty hard to discern.

The Computer Utility

Today, UCC fits to virtual perfection the mental image which led Sam Wyly to found it seven years ago. It is a tota1-service computer utility, functioning as an international network with six fully-interconnected, large-scale computer centers in principal U .S. cities and seven European nations, plus nine data processing centers. It has manufacturing plants in Texas, California, Wyoming, and Southampton, England, building three basic types of UCC-designed remote-batch and time-sharing customer access terminals and a variety of peripheral input and output devices. It has under intensive development a proprietary fourth-generation computer, the UCC 836, whose design provides for 10 times the processing capability of the largest models currently available. Its leasing division has over $150 million of computer equipment installed in customer premises. It has a financial subsidiary which operates a property and casualty risk underwriter with two associated life insurance companies and manages an investmen1 portfolio directly aimed at generating capital to fuel UCC's continuing expansion. Its customer roster contains some 100 of the world's 1,000 largest corporations.

In Wyly's view, just one thing is missing to make UCC's computerized packet complete- and he obviously sees it as a vital omission.

"I am convinced," he says, "that the major problem retarding the future growth of this company and of the computer industry at large is inadequate data transmission.

"When we transform data to satisfy a customer requirement, we've done only part of the job. We then have to *transport* the result to the customer, and present facilities give us no satisfactorily fast, reliable, and economical means of doing so.

"We've got to recognize that we are in a two-facet business, the computer/ communications industry. Size, speed, memory capacity, and software developments can only grow as far as data transmission will allow. It is futile to have data banks if we don't have the communication capacity to make their information immediate, accessible, and universal.

"This void must be filled. And it must be filled *now.*"

Wyly first tried to fill it by means of a shortcut, a 1968 tender offer for 10 percent of Western Union shares- "just enough to gain boar (representation and assure us a real chance to influence data transmission policy." That didn't work because WU management vigorously opposed the offer and presented stockholders the alternative of hastily-initiated merger negotiations with a UCC rival, Computer Sciences Corp.- talks which broke up after AT&T threatened to cancel WU as a prospective purchaser of its Teletype service.

No Turning Back

Thus balked, Wyly promptly assembled a crew of communications experts-engineers, scientists, economists, marketers, and rate specialists- and set them the two-year task of developing the DATRAN System.

Sam Wyly has no intention of letting his plan be scuttled now A T&T or no.

Wyly stands only 5'7" tall, but already there is a perceptible twitch in Goliath's temple.

Back to the top

Green With Energy

By Dan Piller Star- Telegram Staff Writer

When North Texas multimillionaire Sam Wyly was on the media griddle last year for buying political ads for candidate George W. Bush, Wyly's critics may not have realized that he is one of the biggest individual investors in alternative energy production in the United States.

"I guess people just don't believe that you can be a Republican and a tree-hugger," Wyly said jokingly. The 66-year-old businessman has made several fortunes in computers and investing, led by University Computing and Sterling Software.

Wyly has bought a 50 percent stake, amounting to $150 million, in Green Mountain Energy Co., one of several power providers that is marketing residential electric service to Texans as part of the state's pilot deregulation program. Wyly's fortune was estimated at $750 million last year, by Forbes magazine, which ranked him 382nd on its list of the nation's 400 richest people.

Wyly feels strongly enough about his investment that he has begun distributing a video titled "California Got it Wrong, Texas Got it Right." In the video, Wyly compares the deregulation fiasco in California with the more successful deregulation in Pennsylvania, and emphasizes that deregulation is the best opportunity to promote clean, alternative sources of energy such as wind and solar power.

Green Mountain is offering 100 percent wind-powered electricity to Texas consumers. The company's power comes from a Windmill farm in Pecos County owned by Enron Corp. of Houston.

There's no guarantee that the actual electricity that will come into a Green Mountain customer's house will be green. There's no way to assure that the electrons that go from the Pecos wind farm onto the Texas power grid will find their way to a specific customer. But Green Mountain's customers can have the satisfaction of knowing they are investing in renewable, nonpolluting alternative power.

"We're upfront with customers about the power that they actually will use, but we assure them that we are generating clean power," said Gillan Taddune, vice president of Austin-based Green Mountain.

Formed in Burlington, Vt. (hence the Green Mountain moniker), Green Mountain has offered its "clean" power in deregulated markets in California, Ohio, Connecticut, Pennsylvania and New Jersey.

Energy giant BP, formerly known as British Petroleum, became an early investor. Wyly was contacted, he said, "by a bunch of kids, who told me all about green power."

Wyly's involvement became a brief issue in the Republican presidential primary in spring 2000 when he paid $2.5 million for advertisements on behalf of Bush, attacking Sen. John McCain's environmental record. Critics said the ads by Wyly, whose backing of Republicans dates to Richard Nixon's campaign in 1968, was a vehicle by Bush to circumvent campaign finance laws.

Despite his status as a financial mogul and resident of tony Highland Park, Wyly has long been interested in alternative power. But unlike many environmentalists, Wyly's interest is based in

economics.

"For 150 years, polluters were allowed to pass on their external costs," Wyly said. "That isn't true anymore. Americans are ready to put a value on clean energy."

Wyly said that while most Americans are aware that their automobiles soil the air, electric generation is also a major polluter.

"People don't know that electricity can be made either clean or dirty," Wyly said.

Last year, Green Mountain shifted its headquarters from Vermont to Austin to prepare for Texas' power deregulation, which is set to go in full effect Jan. I.

Although California has captured the nation's attention with rolling blackouts and soaring power bills in the wake of deregulation, Texas utility leaders said it will be different here.

"Texas has much better capacity and a much better deregulation law," Taddune said. "Texas will be a model for deregulation for the rest of the U.S."

If that happens, Taddune said, green power will have the best commercial opportunity in its history.

Wyly thinks so, too. Most of the money he sunk into Green Mountain came from his share of the $8 billion sale of Sterling Software, the company that he founded in Dallas in the early 1980s. Wyly sold Sterling in March 2000, just before the tech investment bubble burst.

"I think that if given the choice, a lot of people will choose clean power," Wyly said. He was also involved with Datatran, a communications company formed in the aftermath of the breakup of the Bell system in 1982, and before that, he was a computer systems pioneer with University Computing Co., which Wyly founded in 1963.

Green Mountain declined to say how many Texas customers it has signed up. Taddune said only that "it has exceeded our internal expectations. We are elated so far."

Green Mountain isn't the only player in the green game. Other providers, such as TXU of Dallas and Reliant Energy , are offering green variations as part of their general marketing. Green Mountain, however, is the only Texas provider that says that 100 percent of its power will be nonpolluting.

Green Mountain isn't totally free of fossil fuels. Although it promotes 100 percent wind-powered electricity in Texas courtesy of the Pecos County wind farm, the green promotion in Ohio and Pennsylvania has been built around a switch-over of generating plants from coal fuel to cleaner natural gas.

"Our whole marketing thrust is to enable customers to participate in the switch to cleaner energy," Taddune said.

Green Mountain's marketing is different from its utility-based competitors. Taddune said that the company works a lot of street fairs in Houston and the Metroplex, its main target markets. It also donated 10,000 trees to Texas to replenish damaged forests.

But she rejected the notion that green power advocates are upscale, so-called Ben-and-Jerry liberals who are above average in income and education.

"We reject the notion that green power is favored only by elites," Taddune said. "The interest for green power cuts across all social and economic lines."

Wyly said that Green Mountain's friendliness to natural gas has helped him maintain his friendships with his oil- and gas-loving Texas neighbors. He noted that most new electricity-generating plants that have been licensed in Texas, Califfomia and elsewhere are mostly gas-fired.

"People don't fully understand that the concept of green power is really good for natural gas. My friends don't think I'm odd for promoting green power, at least they don't say to so my face," Wyly said.

Dan Piller, (817) 390-7719 danpil@star-telegram.com

Back to the top

SAM WYLY

The entrepreneur's entrepreneur

- Sam Wyly, Entrepreneur
- Michigan "Dividend" - 1997
- Maverick Investor - 1993
- Sam Builds a Highway for Computers - 1975
- Ben's Book - 1972
- Finance Magazine - 1970
- Green With Energy - 2001
- Sam's Photo Album
- Green Mountain Energy
- Michaels' Arts & Crafts
- Ranger Capital
- Two Mile Ranch

California Got it Wrong !

Texas Got it Right !

A Presentation by Sam Wyly
Earth Day

May 2001

Three years ago, Texas lawmakers Steve Wolens and David Sibley studied California and said: "If this is deregulation, we want no part of it!"

America needs both abundant electricity and clean air. A cohesive energy policy will have a focus on both clean energy and market solutions. Honest deregulation of government granted monopolies is essential to reduce both prices and pollution.

This video, "Callifornia Got it Wrong! Texas Got it Right!" films my Earth Day talk to an assembly of clean energy engineers, architects, and entrepreneurs on why we favor Adam Smith's approach over Vladimir Lenin's. In a new energy policy, we believe lawmakers must set standards; encourage distributed production; encourage conservation; and stop polluters from externalizing their costs on everybody else.

Go to Green Mountain.com and look up your state to see if our government allows you to buy from Green Mountain.

A) If not: Ask Congress to "Free the electricity slaves!"
B) If yes: Get your electric utility account number and sign up! Your choice will be an important step toward clean air through clean energy.

Click here to see the video, or click here to read the transcript.

(File size: 52 mb)

FREE Windows Media Player

If you don't have the Windows Media player to view the video, click above icon to get it!

SAM WYLY
The entrepreneur's entrepreneur

Sam Wyly, Entrepreneur

Michigan "Dividend" - 1997

Maverick Investor - 1993

Sam Builds a Highway for Computers - 1975

Ben's Book - 1972

Finance Magazine - 1970

Green With Energy - 2001

California Got It Wrong ! Texas Got It Right ! - 2001

Green Mountain Energy

Michaels' Arts & Crafts

Ranger Capital

Two Mile Ranch



The White House - February 26, 1976 Sam is second and Charles is fifth to the left of President Ford.



Young Entrepreneur



With President George Bush



Charles and Sam Wyly


Sam Wyly

Forbes Magazine - 2000


1973
LAGNIAPPE
LOUISIANA TECH UNIVERSITY
RUSTON, LOUISIANA

The Wyly Tower of Learning - Louisiana Tech University

More Photos

SAM WYLY

The entrepreneur's entrepreneur



Mama



Bess & Will



Sam and Charles behind Billy Goat



State Champion



High School



Dee, Charles, Rosemary and Sam



Dee and Charles



Evan, Lisa and Laurie



Sam and wife Cheryl



When Kelly was a tot

Back to the top

California Got It Wrong !
Texas Got It Right !

By Sam Wyly, Managing Partner, Ranger Capital

Both Congress and the President can act decisively to meet the challenge of climate change and ensure energy availability by building on promising initiatives underway in two populous states, Pennsylvania and Texas. Unlike California whose "deregulation" was a rough analogue of post-Soviet privatization where the former commissars became the oligarchs, both Pennsylvania and my home state of Texas have intelligently opened their electricity markets to genuine competition and provided benefits alike for the environment and the consumer. Four steps at the federal level could accomplish this and help catapult the US into world leadership in emerging clean energy technologies.

1. Require grandfathered power plants to comply with the New Source Performance Standards that were provided for in the1970 Clean Air Act. Senator Charles Schumer of New York has proposed this course with which I fully agree. These grandfathered coal plants account for nearly all of these three major pollutants resulting from the production of electricity from coal:

   a. nitrogen oxide, which contributes to smog;

   b. sulfur dioxide, which contributes to acid rain;

   c. and mercury, which is associated with numerous health problems.

This has been done in Texas and a couple other states-- why should other states keep on poisoning America's air from 30-year-old grandfathered coal plants?

2. End the state government-granted electric utility monopolies with a federal law opening electric markets to genuine competition. Senator Phil Gramm of Texas says, "if electricity is not interstate commerce, you tell me what is."

3. Remove barriers to distributed generation. Honest deregulation does this. With power generation closer to point of use, less investment in transmission is needed and less energy is lost, as power is moved from point of generation to point of need. Fair net metering laws are essential to maximum use of renewables to reduce pollution and global warming. More Americans will then buy their own solar roofs, fuel cells, and other forms of distributed technology. New and smaller generators are more reliable, meaning fewer interruptions to mission critical tasks. How often do your clocks at home go out and sit there blinking at you?

4. Provide tax credits to consumers and businesses who buy electricity from clean production -- whether from installing their own equipment in their own house or own business. The national energy plan proposed by the President and a number of the alternatives on the Hill have some promising provisions to speed this change.

We've all heard the sad story of California's electricity debacle caused by the state's lawmakers not understanding high school economics. In California, demand has been encouraged by freezing prices at low levels and keeping them frozen long after the demand crisis was known. Supply has been discouraged by creating uncertainties for investors in both production and transmission. Utilities were not allowed to hedge price volatility by entering into long-term supply contracts ... Instead, they could only buy off the state created PX exchange.

New cleaner electricity competitors such as Green Mountain Energy have been forced out of the market by the state-created squeeze. Green Mountain has had to move most of their California people and capital into Texas and Ohio.

This means that church congregations such as those advised by the Reverend Sally Bingham, of Episcopal Power and Light, have had to leave their cleaner greener power and go back to dirty electricity. Stockholder-owned utilities have been bankrupted. California taxpayers are now obligated to pay for electricity losses. A bad law misnamed "deregulation" has had disastrous results.

Some now even say that consumer choice and deregulation of America's electricity industry might be a bad idea. It's time to set the record straight. California got it wrong!

Pennsylvania's deregulation meanwhile has been a huge success. Customers have saved over 3-billion-dollars in the first two years. Over36,000 new jobs have been created. And of the customers who have exercised their free choice, one out of five chose a green energy provider -- mostly Green Mountain. New renewable facilities have been built to meet this consumer demand, including the Green Mountain solar plant at Conshohocken, which is one of the Mid-Atlantic region's largest solar plants. Since the making of electricity is America's number one air polluting industry, this is an important point. Consumer choice brought about by deregulation leads to cleaner air.

One of the heroines of Pennsylvania's successful model is Nora Brownell. President Bush is nominating her to the Federal Energy Regulatory Commission, and the nation will now benefit from her experience

America also will benefit from President Bush's appointment of Pat Wood, head of the Texas PUC, to FERC. Pat was instrumental in designing Texas' plan to phase out monopolies and to phase in markets. Utilities in Texas are not allowed to use their market power to squeeze out competitors as California allowed. Unlike California's model, the Texas bill allows for a true, free market approach, as found in other deregulated markets such as telecommunications. Unlike California, supply has kept pace with demand in Texas. The Texas model encourages the addition of renewables, such as wind and solar power, to the grid.

While it is now clear that California has a disastrous model and that Pennsylvania has a far better model, it will soon be clear that Texas has the best model? One which will provide a powerful impetus to clean energy development. This was achieved in a bipartisan manner with leadership in the Texas legislature from Steve Wolens, state representative from Dallas, a Democrat, and David Sibley, state senator from Waco, a Republican. The same bipartisanship is essential today in Washington if we are to reassert US leadership on climate change and in commercializing clean energy technologies.

This US initiative in breaking open electric markets to genuine competition and fostering investment in clean energy would help bridge the international impasse on action to protect our climate. Lady Thatcher's break-up of Britain's electric monopoly not only dramatically lowered electricity costs, but also dropped carbon dioxide per kilowatt-hour by 39-percent in the first six years. Both prices and pollution dropped dramatically.

For clean air through clean energy, we need a much more revolutionary approach than traditional regulation ... Something closer to the revolution we witnessed in computers and telecommunications. Once these monopolies were replaced by competitive markets, we saw incredible technology innovations, increases in choices for consumers and businesses, and drops in unit prices.

My experience in the 1960's and 1970's with University Computing brought me face-to-face with the barriers to innovation of the U.S. telephone monopoly. We needed to send digital data from our computers to mainframes and terminals. AT&T's analog lines were the only game in town and in our view of the digital future, we saw them as obsolete (just as we view today's 100-year-old electric poles and wires as nearing obsolescence). Moreover, AT&T's sleepy monopoly didn't have the speed, flexibility and accuracy to address fast growing, rapidly changing markets and technology. The

government-regulated telephone monopolies had disincentives rather than incentives to innovate and grow. Americans were telephone slaves. They had no free choice.

From our experience with phone monopolies was born Datran, an effort to build an all-digital, switched, nationwide network. Datran was a major catalyst for what is today called the internet. AT&T fought us bitterly with predatory pricing. They raised prices on their monopoly local and long distance phone calls, while running at a loss their competitive data service against Datran. It was David versus Goliath. Goliath won the first battle (we had to shut down Datran). But we came back and won an anti-trust case in 1979 against AT&T. This case and actions by other entrepreneurs such as Bill McGowan of MCI and Tom Carter of Carterphone, plus efforts by the believers in markets over monopolies at the Federal Communications Commission, resulted in the breakup of AT&T's monopoly in 1980.

What followed was revolutionary new technologies like caller i.d. and cell phones, and much lower prices for phone calls. America led and Europe followed in freeing the telephone slaves. This open telecommunications market has profoundly changed the way we live and work. Developing countries are skipping the "poles and wires" phase to build phone systems based around cell phones.

They will do the same with micro-power plants for electricity. Two billion people in emerging countries have no electricity. Partly because of this, they are fleeing their farms and villages and glutting their cities. At the initiative of British Prime Minister Tony Blair the G-8 have given priority to facilitating the delivery of renewable energy to those lacking power in the developing world. The Danes have already shown that clean energy can be an important export market. America will discover that spurring a global clean energy revolution is not only vital to protecting our climate and spreading prosperity but smart business as well.

There is no bigger or better opportunity in the world today than the market for cleaner energy. So let's free the electricity slaves in America and get the same benefits that we did with computers and telephones. Cisco and Nortel were made possible by replacing the telecommunications monopoly with an "Adam Smith" free market. Twenty years ago, it was illegal for Global Crossing and Nokia to sell what they sell today. Without competitive markets in computers and telephones, America Online would never have been born.

The key to having a clean energy revolution is to replicate the success of the computer and telecom revolutions. Governments do have a hugely important role. They must set standards (for instance, pollutants per kilowatt produced) and they must maintain a system of laws that removes the uncertainties. Then investors will invest and make clean energy America's fastest growing major industry! Let's finish the job by honest electricity deregulation in America.

RANGER CAPITAL GROUP

Home

Hedge Fund Investing
- Overview
- History
- Strategies
- Benefits
- Multi-Manager Portfolio

About Ranger Capital
- Management
- Research Process
  - -Manager Evaluation & Due Diligence
  - -Portfolio Construction
  - -Risk Management & Monitoring

Contact Us
Limited Partners Log-in
Disclaimer Notice



Welcome

Welcome to Ranger Capital Group

Ranger Capital is a research-driven private investment management company whose primary objective is to seek long-term capital appreciation with a diversified group of Hedge Fund managers. Ranger selects managers who use a variety of different investment strategies and styles including opportunistic, event-driven, long-short, arbitrage, and market neutral strategies in an effort to provide an investment return to the investor that is not correlated to general market indices. Constructing a diverse, multi-fund portfolio of hedge fund managers can reduce the risk and volatility associated with a singular strategic investment.

Members of Ranger's management have been involved with hedge funds since the 1980's, operating in a number of different functions including portfolio management, administration, capital raising, audit, tax, compliance, and financial systems. Ranger's founder, Sam Wyly, started one of the largest hedge funds, Maverick Capital, the assets of which have grown from $15M to over $7B. This level of experience contributes significantly to manager selection and portfolio construction.



Welcome

Welcome to Ranger Capital Group

Ranger Capital is a research-driven private investment management company whose primary objective is to seek long-term capital appreciation with a diversified group of Hedge Fund managers. Ranger selects managers who use a variety of different investment strategies and styles including opportunistic, event-driven, long-short, arbitrage, and market neutral strategies in an effort to provide an investment return to the investor that is not correlated to general market indices. Constructing a diverse, multi-fund portfolio of hedge fund managers can reduce the risk and volatility associated with a singular strategic investment.

Members of Ranger's management have been involved with hedge funds since the 1980's, operating in a number of different functions including portfolio management, administration, capital raising, audit, tax, compliance, and financial systems. Ranger's founder, Sam Wyly, started one of the largest hedge funds, Maverick Capital, the assets of which have grown from $15M to over $7B. This level of experience contributes significantly to manager selection and portfolio construction.



Disclaimer

PLEASE READ THIS NOTICE CAREFULLY BEFORE USING THIS SITE.

Content:

- The Site, including all content, is provided "as is" and "as available". Nothing on the Site is an offer or solicitation to buy or sell any security.
- The Site does not make representation as to whether any security or investment is suitable to the user or will be profitable.
- Nothing on the Site is intended to be, nor should the user consider anything on the Site to be investment, tax or legal advice.
- Ranger Capital makes reasonable efforts to provide accurate information on the Site, but at times we may not promptly update the Site, even if we are aware of outdated information.
- Ranger Capital may change any portion of or all of the entire Site at any time without prior notice to the user.
- **The past performance of any investment or investment strategy is not indicative of future performance.**

Usage:

- User may not recompile, disassemble or deconstruct any portion of the Site.
- User may not reproduce, repackage, retransmit or redistribute any portion of the Site except as permitted below.
- User may print copies only for the user's own personal use. This includes discussing and sharing information from the Site with a user's financial or legal advisor, and others with whom you share investment decisions.
- Ranger Capital makes reasonable efforts to avoid technological malfunctions, but at any time the Site may not function properly and may cause technological problems such as viruses. Ranger Capital is not liable for any delays or defects resulting from use of the Site.



Overview

Hedge funds are private investment funds, usually structured as limited partnerships that invest in a variety of liquid securities with a broad range of risk and return objectives. They offer unique, skill-based investment strategies not readily available through traditional investment products such as mutual funds.

Having more flexibility than mutual funds and traditional asset managers, hedge fund managers may use leverage, short sales, options, derivatives, cash instruments and other investment securities to prudently invest capital. Expanding the set of investment opportunities often results in returns that are not correlated to traditional stock and bond investments, permitting an increase in long-term return without a corresponding increase in risk in an investor's portfolio.



History

Hedging traces its roots to the beginning of trade and commerce where its defining characteristic is the utilization of a defensive strategy to mitigate or eliminate risk. The creation of hedging in a securities portfolio evolved through the development of commodities markets where producers had a desire to hedge against adverse price changes. Since then, hedging securities has evolved to include a multitude of skill-based investment strategies with a broad range of risk and return objectives. The common element of these strategies, dating back to Benjamin Graham's investment activities in the 1930's, is the use of investment and risk management skills to seek positive returns regardless of market direction.

The term "hedge fund" is said to have originated in 1949 when Alfred Winslow Jones combined a leveraged long stock portfolio with a portfolio of short stocks to create an investment fund with an incentive-based fee structure. Jones' investment model was simple: He took two perceived speculative tools, leverage and short selling, and combined them into a conservative investing system. He sought to shift the burden of investment performance from market timing to stock picking. As stated in Carol Loomis' 1966 Fortune magazine article, "The Jones Nobody Keeps Up With", Jones succeeded. Loomis' article highlighted the fact that Jones' fund had outperformed the best five-year (Fidelity Trend Fund) and ten-year (Dreyfuss fund) mutual funds track records by 44% and 87%, respectively.

This article spurred a significant amount of interest in the hedge fund structure. Names like George Soros and Michael Steinhardt emerged in the late 1960's and 70's. Julian Robertson's Tiger Fund gained prominence in the 1980's and early 1990's, and one of today's most successful managers is Lee Ainslie at Maverick Capital.



Strategies

Within the hedge fund universe there are a number of different strategies utilized by hedge fund managers. The following are some representative examples.

Traditional long/short:

Long/short strategists combine long holdings of equities with short sales of stock or stock index options. Their portfolios can either be net long or net short. Generally, the short exposure is intended to generate an ongoing positive return in addition to acting as a hedge against a general stock market decline.

Market-Neutral (Statistical Hedging):

Market-neutral strategists construct their portfolios with offsetting long and short positions in an equal dollar amount. By balancing long and short positions, these strategists attempt to insulate the portfolio from any major turns in stock market valuations, and systematic risk. They typically use sophisticated factor-based quantitative and qualitative models to select stocks.

Merger (Risk) Arbitrage:

Merger arbitrage specialists take long and short positions in companies that are involved in a merger. Typically they will sell (short) the stock of the acquiring company and buy (long) the stock of the company being acquired. A valuation spread exists between the two companies because of a risk that the announced transaction will not be completed. Risk arbitrage specialists make profits when they correctly anticipate the outcome of the announced merger.

Event-Driven:

Event-driven specialists take positions in companies that are involved in extraordinary events such as financial restructurings, subsidiary spin-offs, bankruptcies, acquisitions and mergers. The uncertainty of the outcome of these events, and possible financial benefits delivered by the companies involved, creates investment opportunity.

Convertible Arbitrage:

Convertible arbitrage specialists construct their portfolios with long convertible bond positions which are offset or hedged with a short sale of the underlying stock of each bond. The specialist seeks a profit on the spread between the bond and the common stock. Typically a convertible bond's price will decline less rapidly than the underlying stock in a declining market and will mirror the price of the stock in a rising market.

Fixed-Income Arbitrage:

Fixed-income arbitrage specialists combine long and short positions in related fixed-income securities with their derivatives whose values are historically or mathematically related. These specialists will take positions when they believe these relationships are temporarily dislocated or will soon change. The differences between these related securities are usually slight; therefore leverage is used to magnify the return.

Multi-Strategy Arbitrage:

Multi-strategy arbitrage managers employ specialists to implement a variety of the arbitrage strategies mentioned above to provide a well-diversified portfolio for investors.

Distressed Securities:

Distressed security specialists take positions in either the debt or equity of companies that are going through financial or operational difficulties such as: corporate restructuring, bankruptcies, reorganizations, or distressed sales. Investors in troubled securities can be rewarded when these companies emerge from their distresses situation or when the market perceives that the story has changed.

Global Macro:

Global macro specialists look for extreme price-value disparities or identifiable trends in interest rates, foreign exchange rates, commodities and stock markets. They will take leveraged positions in these markets based on anticipated price movements. Pricing disparities are identified by using a top-down global approach to forecast how global macro economic or political events will affect the valuation of markets or securities.



Benefits

For many individuals and entities, the investment community is characterized as traditional stock and bond investments pursued by mutual funds and investment management firms. Because this traditional investment community is highly regulated, they have been restricted in their use of certain securities and investment techniques such as short-selling, using leverage and derivatives trading. Not having such tools makes it difficult to outperform the market or to protect against a general market decline.

Hedge fund managers are not subject to the same restrictions and can use non-traditional techniques and securities to protect against and profit from market movements. Given the flexibility to use a variety of securities with which to achieve superior returns, and the incentive-based compensation structure, the hedge fund community has been able to attract the best and most highly skilled portfolio managers.

In addition, by providing non-traditional investment techniques, hedge funds allow investors to diversify their investment portfolio and realize excess returns.

The chart below illustrates the protective nature of hedge funds in difficult equity markets.


Five Worst Months
S&P 500 Index
(1998-2001)
% Returns
0.00%
-2.00%
-4.00%
-6.00%
-8.00%
-10.00%
-12.00%
-14.00%
-16.00%
CSFB Tremont Hedge Fund Index
S&P 500

The CSFB/Tremont Index is an asset-weighted hedge fund index which uses the TASS database (2600 funds). Only funds with a minimum of $10M under management are used. Funds are separated into primary sub-categories based on investment style. The index is re-balanced monthly and funds are re-selected on a quarterly basis as necessary.

Past performance is not indicative of future performance.



Multi-Manager Portfolio

Multi-manager portfolios seek long-term capital appreciation by investing in a diversified group of hedge fund managers. By employing diverse and uncorrelated investment strategies, multi-manager portfolios produce a more consistent lower volatility return than most single investment strategies or securities. As a result, their inclusion as part of a portfolio allocation can reduce overall volatility, thereby increasing risk-adjusted return.

Recent studies have shown that hedge funds as a group outperform the broad equity market averages in all but very strong bull markets. As a result, a multi-manager portfolio of select, diversified hedge funds can be an additive component to an investor's broad overall portfolio.



Management

Sam Wyly - Founder

Mr. Wyly has over 30 years of success as an investor and entrepreneur:

- Maverick Capital, Ltd.-founder. Long and short hedged investment fund. Since 1991, the fund assets have grown from $50 million to $7 billion. Mr. Wyly withdrew from management in 2000, but continues as an investor.
- Michael's Stores, Inc.-purchased 1984. Chairman of the Board 1984-date. America's dominant arts and crafts retail chain.
- Green Mountain Energy Company-founder and Board member 1997-date. Venture with BP and Nuon to build a clean energy brand.
- Sterling Commerce, Inc./Sterling Software, Inc.-founder. Chairman of the Board of Sterling Software 1983-2000. Director of Sterling Commerce 1986 - 2000. Enterprise and e-commerce software businesses. Both businesses sold in March 2000.
- USA Cafes-founder and Chairman of the Board 1968-1989. 600 "Bonanza" restaurants sold in 1989.
- Earth Resources Company-founder and Executive Committee Chairman 1968-1980. Oil refining and silver mining company sold in November 1980.
- Datran, Inc.-founder and Chairman of the Board 1969 - 1976. Data Transmission Company, one of three entrepreneurial efforts which broke up the AT&T telephone monopoly.
- University Computing Company-founder and Chairman of the Board 1963-1976. Computer software and service company. Merged into Computer Associates in 1987.

Prior to the founding of University Computing Company, Mr. Wyly worked for IBM and Honeywell. He earned his undergraduate degree at Louisiana Tech University and an MBA from the University of Michigan.

Mr. Wyly has served on the board of the Public Broadcasting System, as a trustee of Southern Methodist and Denison Universities and as Vice Chairman of the Princeton Parents. In 1972 and 1976 he was a member of the Electoral College. During the Richard Nixon and Gerald Ford presidencies (1968 - 1976) he served as chairman of a Presidential Advisory Commission, chosen to define Nixon's campaign promise of "Black Capitalism", which has become the USA's public/private effort fostering minority enterprise.

Scott Canon - Chief Operating Officer

From February 1999 to January 2001, Mr. Canon was Chief Financial Officer of Green Mountain Energy Company where he helped restructure the energy reseller by bringing in strategic partners BP Amoco, Nuon, Lycos and NBCi. From March 1992 to February 1999, Mr. Canon served in a variety of roles with the broker-dealer affiliate of Security Capital Group, a global real estate research, investment and operating investment management company. He was a member of the affiliate's Board of Directors and head of the Capital Placement Group. During his tenure at Security Capital, Mr. Canon and his group were responsible for raising in excess of $10 billion for both public and private affiliates of Security Capital without the help of Wall Street. From October 1991 to March 1992, Mr. Canon worked for Chase Manhattan Bank and from August 1987 to October 1991 he worked at Goldman, Sachs & Co. Mr. Canon received a B.A. (Phi Beta Kappa) with High Honors in Plan II in 1984 and his M.B.A. in 1987 from the University of Texas at Austin.

Sarah Castleman, CFA, CPA - Portfolio Manager

From July 1999 until November 2000, Ms. Castleman was a partner and portfolio manager with Cain Capital Management. In addition to asset allocation and manager selection for the firm's primary product, a hedged fund of funds, Ms. Castleman was also responsible for asset gathering and directing fund operations. From December 1995 to June 1999, Ms. Castleman was a partner and portfolio manager with Smith & Summers, LLC, an equity management firm with $1 billion in assets under management. While with Smith & Summers, Ms. Castleman served in a variety of roles, including managing a small cap value portfolio and a micro-cap market neutral hedge fund, gathering assets to grow firm assets from $4 million and supervising operations and building the corresponding infrastructure. From December 1993 to December 1995, Ms. Castleman was a trust and investment manager with NationsBank Asset Management Group in Dallas. From February 1992 to December 1993 she was the assistant controller at the Dallas Museum of Art. From September 1991 to February 1992, Ms. Castleman was an auditor and financial consultant with Arthur Andersen in Dallas. Ms. Castleman received a BBA with Honors in Accounting from the University of Texas in 1990.

Robert Chambers, CPA - Chief Financial Officer

From July 1995 to January 2001, Mr. Chambers was a partner and Chief Financial Officer with McGarr Capital Management, a Dallas-based hedge fund firm. While with McGarr Capital, Mr. Chambers served in a variety of roles including managing all financial and operational aspects of the firm. Mr. Chambers oversaw all domestic and offshore fund administration, including taxation and compliance matters, for the portfolios managed by McGarr. Mr. Chambers' responsibilities also included asset gathering, client relations and the development of the operational and technological infrastructure to support a tripling of assets under management during his tenure. From September 1989 to July 1995, Mr. Chambers worked as an auditor, consultant and Manager with KPMG Peat Marwick in Dallas. Mr. Chambers received a BBA with Honors in Accounting from Harding University in 1989.

Jason Elliott - Co-Founder

In 1999, Mr. Elliott co-founded and was the portfolio manager of the Edinburgh Fund, a Dallas-based hedge fund, the assets of which were transferred in January 2001 to Ranger Capital. From 1998-January 2001, Mr. Elliott was an owner/director of Casa Flora, Inc., a Dallas based agriculture business. Prior to selling the company, revenue tripled, and Casa Flora became the largest wholesaler of fern liners in the United States. From 1993 to 1997, Mr. Elliott worked for the Wyly family managing both private and public investments. In 1997 Mr. Elliott was elected to the Executive Board of the American Cancer Society, Dallas Metro market as the first Vice President of Finance. Mr. Elliott received a B.S. in International Affairs in 1993 from Lewis and Clark College.



Research Process

It is important to recognize that the hedge fund industry has over 3,500 hedge funds. The industry is global with strategies and investment approaches that vary greatly. Constructing a risk-adjusted, diversified hedge fund portfolio is both challenging and time consuming. Evaluating hedge fund managers can be more difficult than evaluating traditional fund managers for a variety of reasons, including complex strategies and risk management processes, short positions, and lack of transparency and reporting.

Ranger Capital goes through the following process, as outlined in this section of the website, to create a portfolio of hedge fund managers that will offer reduced volatility (risk), and low correlation to traditional investments.



Manager Evaluation & Due Diligence

In selecting managers to implement strategies, Ranger Capital views each hedge fund as a business where its "raw material" is capital and its "finished product" is a return achieved through a clearly defined investment process. When deploying capital, Ranger focuses on numerous facets of the individual manager including, but not limited to people, strategy, track record, risk controls, leverage and capacity capabilities.

Part of Ranger's evaluation of managers is to aquire the answers to the following questions: Does a portfolio manager have the experience, skill and expertise to achieve significant and consistent investment returns? Is the manager's strategy clearly articulated, easily understandable, consistent and sustainable? Has the manager put in place risk controls and demonstrated the ability to preserve capital in difficult market environments? Does the manager have a majority of his or her net worth in the fund? Does the manager have a well-managed organization operating with the highest integrity?

In addition to gathering answers to these questions, Ranger performs extensive due diligence on those managers it plans to select by verifying audited performance records and trade reports, performing office visits and manager overviews, reviewing strategy and implementation, and conducting industry reference and background checks.



Portfolio Construction

Ranger's objective is to access the skills of a select group of managers in a way that maximizes risk-adjusted returns. Constructing and managing a portfolio is a dynamic activity which begins with the view of choosing a select group of managers, each with a different yet complimentary investment approach.

Ranger believes the optimum number of managers is fewer than twenty. This allows for appropriate diversification and representation of the core hedge fund investment disciplines. In addition, this portfolio size allows for the effective, ongoing monitoring of managers to ensure they meet performance expectation and stay within established investment parameters.



Risk Management & Monitoring

The risk management and monitoring process is an extension of the manager evaluation and due diligence process completed prior to management selection. Ranger maintains constant contact with its investment managers through phone calls and meetings to ensure that it's managers are staying within their stated investment parameters.

Ranger demands a high level of transparency with it's managers by reviewing strategies, underlying investment instruments, leverage and security exposure, credit risk, internal risk, management systems and portfolio allocation. As with any active monitoring, Ranger's goal is the early identification of factors that could cause future underperformance.



Contacting Us

Under construction Please check back.



Limited Partner Log-In

Under construction Please check back.

Why are these men smiling?



Charles B. Wang
Computer Associates Chairman



Sanjay Kumar
Computer Associates President and CEO



Russell M. Artzt
Computer Associates Executive Vice President

Is it because they're the only ones who made money on Computer Associates' stock over the past five years?

- The Computer Associates Board of Directors granted Messrs. Wang, Kumar and Artzt more than $1 billion in Company stock in 1998.
- Two months after this grant became effective, the stock plummeted.
- In fact, CA stock has returned a negative 11% to shareholders over the past 5 years, versus a software industry average of positive 171%.
- What's more, CA management has damaged its credibility by using accounting gimmicks to mask poor performance.

It is time for new leadership at Computer Associates.

There is a better way, and a better team poised to lead the company into a brighter tomorrow.

Ranger Governance, led by software pioneer Sam Wyly, is proposing new management under a truly independent Board of Directors.

Ranger Governance has a plan to unlock the value and potential of Computer Associates.

The new Board will strategically realign the company into four decentralized business units, and create a culture of innovation, accountability, extraordinary customer service, and real growth.

Integrity. Innovation. Increased Value for CA Shareholders.

Now that would be something to smile about.